SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

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[X]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14a-12

Jones Apparel Group, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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JONES APPAREL GROUP, INC.
250 RITTENHOUSE CIRCLE
BRISTOL, PENNSYLVANIA 19007
_________________

April 18, 2005

TO OUR STOCKHOLDERS:

    The 2005 annual meeting will be held on May 18, 2005 at 9:30 a.m. at the offices of Bear, Stearns & Co. Inc., 383 Madison Avenue, Auditorium D, Second Floor, New York, New York, and we look forward to your attending either in person or by proxy. The Notice of Meeting, the Proxy Statement and the Proxy Card from the Board of Directors are enclosed. These materials provide further information concerning the meeting.

    Please read these materials so you will know what we plan to do at this meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you can't attend the meeting. If you would like to attend, please see the instructions on page 32.

Peter Boneparth President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
PLEASE FILL IN, SIGN, DATE AND PROMPTLY MAIL THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

_________________

DEFINITIONS

    As used in this Proxy Statement, unless the context requires otherwise, "the Company," "Jones," "our" and "we" means Jones Apparel Group, Inc. and consolidated subsidiaries, "McNaughton" means McNaughton Apparel Group, Inc., "Maxwell" means Maxwell Shoe Company Inc. (acquired July 8, 2004), "Barneys" means Barneys New York, Inc. (acquired December 20, 2004) and "SEC" means the United States Securities and Exchange Commission.

i

JONES APPAREL GROUP, INC.
250 RITTENHOUSE CIRCLE
BRISTOL, PENNSYLVANIA 19007

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2005

    NOTICE IS HEREBY GIVEN that our annual meeting of stockholders will be held on May 18, 2005 at 9:30 a.m. at the offices of Bear, Stearns & Co. Inc., 383 Madison Avenue, Auditorium D, Second Floor, New York, New York. The purpose of the meeting is to vote on the following matters:

  Election of directors;

  Ratification of the selection of BDO Seidman, LLP as our independent auditors for 2005;

  Approval of an amendment to the 1999 Stock Incentive Plan; and

  Such other business as may properly come before the meeting.

    The close of business on March 18, 2005 has been fixed as the record date. Only stockholders of record at the close of business on that date can vote at the annual meeting.

    If you would like to attend the meeting, please see the instructions on page 32 of the Proxy Statement. Otherwise, please promptly date, sign and mail the enclosed proxy using the enclosed addressed envelope, which needs no postage if mailed within the United States.

By Order of the Board of Directors Peter Boneparth President and Chief Executive Officer

Dated: April 18, 2005

ii

PROXY STATEMENT

JONES APPAREL GROUP, INC.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007

ANNUAL MEETING OF STOCKHOLDERS

    The Board of Directors is soliciting proxies to be used at our annual meeting of stockholders to be held on May 18, 2005 at 9:30 a.m. at the offices of Bear, Stearns & Co. Inc., 383 Madison Avenue, Auditorium D, Second Floor, New York, New York. This proxy statement and the proxies solicited by this proxy statement will be sent to stockholders on or about April 18, 2005. The Annual Report to our stockholders for the year ended December 31, 2004 accompanies this proxy statement.

Who Can Vote

    At the close of business on March 18, 2005, 122,077,942 shares of our common stock were outstanding and eligible for voting at the annual meeting. Each stockholder of record has one vote for each share of common stock held on all matters to come before the meeting. Only stockholders of record at the close of business on March 18, 2005 are entitled to notice of and to vote at the annual meeting.

How You Can Vote

    If your shares are registered directly in your name with our transfer agent, The Bank of New York, you are the holder of record of those shares, and we are sending these proxy materials directly to you. If you return your properly signed proxy to us before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve or disapprove of or abstain from (i) the ratification of BDO Seidman, LLP to be our independent auditors for 2005 and (ii) the approval of the amendment to the 1999 Stock Incentive Plan.

    If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. In that event, the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record as to how to vote your shares by following the instructions provided to you with the proxy materials.

    Under the rules of the SEC, boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish either to vote "for," "against" or "abstain" from voting on each of the proposals other than the election of directors, or to vote in favor or withhold authority to vote for one or more of the Board of Directors' nominees for director. If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors" below and "FOR" each of (i) the ratification of BDO Seidman, LLP to be our independent auditors for 2005 and (ii) the approval of an amendment to the 1999 Stock Incentive Plan.

    If you are the stockholder of record, you may revoke your proxy at any time prior to its use, by voting in person by ballot at the annual meeting, by executing a later-dated proxy, or by submitting a written notice of revocation to the Secretary of Jones at our office at the above address or at the annual meeting. If you are a beneficial owner of the shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. If you wish to vote your shares at the annual meeting, you must obtain a valid proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot at the meeting.

Required Votes

    Pennsylvania law and our by-laws require the presence of a "quorum" for the annual meeting. A quorum is defined as the presence, either in person or represented by proxy, of the holders of a majority of the votes which could be cast in the election or on a proposal. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. "Broker nonvotes," or proxies submitted by brokers which do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (when such instructions are required by New York Stock Exchange Rules), are not considered "shares present" and will not affect the outcome of the vote.

    Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Each of the proposals other than the election of directors must be approved by a majority of votes cast on each proposal. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the proposals other than the election of directors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a broker non-vote or a vote withheld from a particular nominee or nominees will not affect the outcome of the election of directors.

Security Ownership of Certain Beneficial Owners

    The information contained herein has been obtained from our records or from information furnished directly by the individual or entity to us.

    The table below shows, as of March 18, 2005, how much of our common stock was owned by each of our directors, nominees, executive officers named in the Summary Compensation Table on page 12 (the "Named Executive Officers"), each person known to us to own 5% or more of our common stock (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) and all of our directors and executive officers, as a group.

Name	Number of Shares Owned (1)		Rights to Acquire (2)	Restricted Stock (3)	Percentage of Outstanding Shares
Peter Boneparth	166,694		2,117,465	183,334	2.0%
Sidney Kimmel	1,027,529	(4)	959,999	-	1.6%
Geraldine Stutz	32,000		18,000	-	*
Howard Gittis	4,000		18,000	3,000	*
Anthony F. Scarpa	-		9,500	3,000	*
Matthew H. Kamens	-		9,000	3,000	*
Michael L. Tarnopol	-		9,000	3,000	*
J. Robert Kerrey	-		6,000	3,000	*
Ann N. Reese	3,000		9,000	3,000	*
Wesley R. Card	111,768		401,308	100,000	*
Rhonda J. Brown	-		35,000	41,666	*

Name	Number of Shares Owned (1)		Rights to Acquire (2)	Restricted Stock (3)	Percentage of Outstanding Shares
Ira M. Dansky	5,200		242,666	23,333	*
Gerald C. Crotty	-		-	-	-
Lowell W. Robinson	-		-	-	-
AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	17,920,171	(5)	-	-	14.7%
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	6,248,679	(6)	-	-	5.1%
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	11,701,477	(7)	-	-	9.6%
All directors and executive officers as a group (14 persons)	1,358,428		3,932,438	384,666	4.5%
___________________
*	Less than one percent.
(1)	Includes shares for which the named person has either sole or shared voting and investment power. Excludes shares of restricted stock and shares that can be acquired through the exercise of options.
(2)	Shares that can be acquired through stock options exercisable through May 17, 2005.
(3)	Shares subject to a vesting schedule and other restrictions as to which the named individual has voting power.
(4)	Represents shares held by RIP Investments, L.P.
(5)	Based solely upon information reported in Schedule 13G/A, filed with the SEC on February 14, 2005, reporting beneficial ownership as of December 31, 2004. AXA Financial, Inc.'s subsidiary, AXA Investment Managers Paris (France), has sole power to vote or to direct the vote for and has sole power to dispose or to direct the disposition of 2,200 shares. AXA Financial, Inc.'s subsidiary, AXA Rosenberg Investment Management LLC, has sole power to vote or to direct the vote for 16,000 shares and has sole power to dispose or to direct the disposition of 39,800 shares. AXA Financial, Inc.'s subsidiary, Advest, Inc., has shared power to vote or to direct the vote for and has shared power to dispose or to direct the disposition of 800 shares. AXA Financial, Inc.'s subsidiary, Alliance Capital Management, L.P., has sole power to vote or to direct the vote for 9,421,256 shares, has shared power to vote or to direct the vote for 1,995,796 shares, and has sole power to dispose or to direct the disposition of 17,862,025 shares. AXA Financial Inc.'s subsidiary, Boston Advisors, Inc., has sole power to dispose or to direct the disposition of 10,250 shares. AXA Financial, Inc.'s subsidiary, AXA Equitable Life Insurance Company, has sole power to vote or to direct the vote for 2,300 shares and has sole power to dispose or to direct the disposition of 5,096 shares. Gerald C. Crotty, one of the nominees for our Board of Directors, is a trustee of the AXA Premier VIP Trust and the AXA Enterprise Multimanager Funds Trust, for which AXA Equitable Life Insurance Company serves as investment manager. In his role as trustee, Mr. Crotty neither directs the investment nor directs the voting of portfolio securities of those Trusts.

(6)	Based solely upon information reported in Schedule 13G, filed with the SEC on February 11, 2005, reporting beneficial ownership as of December 31, 2004. JPMorgan Chase & Co. has sole power to vote or to direct the vote for 4,094,550 shares, has shared power to vote or to direct the vote for 166,581 shares, has sole power to dispose or to direct the disposition of 5,806,262 shares and has shared power to dispose or to direct the disposition of 406,638 shares. JPMorgan Chase is the beneficial owner of such shares on behalf of other persons known to have one or more of the following: the right to receive dividends for such securities, the power to direct the receipt of dividends from such securities, the right to receive the proceeds from the sale of such securities, and the right to direct the receipt of proceeds from the sale of such securities. None of such persons are known to own more than 5% of the class of such securities.
(7)	Based solely upon information reported in Schedule 13G, filed with the SEC on February 17, 2004, reporting the beneficial ownership as of December 31, 2003 for the following, each of which has sole voting and dispositive power for the indicated shares: Barclays Global Investors, NA. (8,143,110 shares), Barclays Global Fund Advisors (409,044 shares), Barclays Global Investors, Ltd (1,771,502 shares), Barclays Global Investors Japan Trust and Banking Company Limited (101,619 shares), Barclays Bank PLC (19,000 shares), Barclays Capital Inc. (58,900 shares) and Barclays Capital Securities Limited (3,633 shares). The shares reported are held by these entities in trust accounts for the economic benefit of the beneficiaries of those accounts.

Item 1.  Election of Directors

    Our Board of Directors currently has nine members. Geraldine Stutz, a director of Jones since 1991, is retiring from the Board of Directors effective as of the date of the annual meeting. Each other current Board member is standing for reelection. On March 14, 2005, in accordance with our by-laws, our Board of Directors increased the number of directors from nine to ten, effective May 18, 2005. Our Board of Directors has nominated ten persons to be elected at the annual meeting to serve as our directors until the next annual meeting of stockholders and until their respective successors are elected. All of the nominees currently serve as our directors other than Gerald C. Crotty and Lowell W. Robinson.

    Pursuant to the terms of the amended and restated employment agreement which we entered into with Peter Boneparth on March 11, 2002, we have agreed to include Mr. Boneparth as a nominee for our Board of Directors and to recommend that stockholders vote in favor of his election to the Board of Directors, for so long as Mr. Boneparth is employed by us under the employment agreement. Mr. Boneparth's agreement had an initial term of three years and provides for automatic 12-month extensions unless either party gives notice no later than March 31 of the year preceding the final year of the applicable term that the agreement will not be extended.

    We will vote your shares as you specify on the enclosed proxy form. If you sign, date and return the proxy form but don't specify how you want your shares voted, we will vote them "FOR" all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

    The following information is supplied with respect to each person nominated and recommended to be elected by our Board of Directors and is based upon our records and information furnished to us by the nominees. See "Security Ownership of Certain Beneficial Owners" for information pertaining to stock ownership by the nominees.

Name	Age	Other Positions with Jones and Principal Occupation	Has served as director since
Peter Boneparth	45	President and Chief Executive Officer	2001
Sidney Kimmel	77	Chairman	1975
Howard Gittis	71	Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings Inc.	1992
Anthony F. Scarpa	62	Retired Senior Vice President/Division Executive, JPMorgan Chase Bank	2001
Matthew H. Kamens	53	Attorney	2001
Michael L. Tarnopol	68	Senior Managing Director, Chairman of Investment Banking Division and Vice Chairman of the Board of Directors of Bear, Stearns and Co. Inc.	2001
J. Robert Kerrey	61	President of New School University	2002
Ann N. Reese	52	Executive Director, Center for Adoption Policy Studies	2003
Gerald C. Crotty	53	President of Weichert Enterprises LLC	-
Lowell W. Robinson	56	President of LWR Advisors	-

    Mr. Boneparth was named President in March 2002 and Chief Executive Officer in May 2002. He also serves as Chief Executive Officer of McNaughton. He has been Chief Executive Officer of McNaughton since June 1999, President of McNaughton from April 1997 until January 2002, and Chief Operating Officer of McNaughton from 1997 until its acquisition by us.

    Mr. Kimmel founded the Jones Apparel Division of W.R. Grace & Co. in 1970. Mr. Kimmel has served as our Chairman since 1975 and as Chief Executive Officer from 1975 to May 2002.

    Mr. Gittis has been Vice Chairman and Chief Administrative Officer and a director of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various of its affiliates, since July 1985. In addition, Mr. Gittis is a director of M&F Worldwide Corp., Panavision Inc., Revlon, Inc., Revlon Consumer Products Corporation and Scientific Games Corporation.

    Mr. Scarpa served as Senior Vice President and Division Executive of JPMorgan Chase Bank from 1985 until his retirement in December 2000.

    Mr. Tarnopol is a Senior Managing Director, Chairman of the Investment Banking Division and Vice Chairman of the Board of Directors of Bear, Stearns and Co. Inc. Mr. Tarnopol joined Bear Stearns in 1975, became a Partner in 1975, and held executive positions in its Mergers and Acquisitions and International departments prior to its conversion from a partnership to a corporation in 1985. Thereafter, he became a Senior Managing Director of the corporation.

    Mr. Kamens is employed by Mr. Kimmel as a lawyer and personal advisor. He is also Of Counsel to the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, where he served as its Chairman from 1995 to 2001.

    Mr. Kerrey has served as the President of New School University in New York City since January 2001. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Mr. Kerrey also serves on the Board of Directors of Tenet Healthcare Corporation and Genworth Financial Inc.

    Ms. Reese co-founded the Center for Adoption Policy in New York in 2001 and is currently its Executive Director. Prior to co-founding the Center, Ms. Reese served as a Principal with Clayton, Dubilier & Rice, a private equity investment firm, from 1999 to 2000 and as Executive Vice President and Chief Financial Officer of ITT Corporation from 1995 to 1998. Ms. Reese also serves on the Board of Directors of Xerox Corporation, Kmart Holding Corporation and Merrill Lynch & Co., Inc.

    Mr. Crotty has served as President of Weichert Enterprise LLC, a private equity investment firm, since 2001. He previously served as Chairman of Excelsior Ventures Management LLC from 1999 to 2001. From 1991 to 1998, he held various executive positions with ITT Corporation and its affiliates, including President and Chief Operating Officer of ITT Consumer Financial Corporation and Chairman, President and Chief Executive Officer of ITT Information Services. Prior to that time, he served as both Counsel, and then later as Secretary, to the Governor of New York State. Mr. Crotty serves on the Board of Trustees of AXA Enterprise Multimanager Funds Trust and AXA Premier VIP Trust and on the Board of Directors of Access Integrated Technologies, Inc.

    Mr. Robinson has been the President of LWR Advisors, which provides strategic and financial consulting services, since 2004. From 2002 to 2004, he served as Special Counsel to the President of Polytechnic University and from 2002 to 2003, he was also Chairman of the Audit Committee and Special Independent Committee of the Board of Edison Schools. He served as the Senior Executive Vice President and Chief Financial Officer of HotJobs.com from 2000 through 2002. Previously, he held senior financial positions at ADVO Inc., Kraft Foods, Inc. and Citigroup Inc. Mr. Robinson also serves on the Board of Directors of International Wire Group, Inc. and Independent Wireless One Corporation.

Corporate Governance and Board Matters

    We have adopted a Code of Business Conduct and Ethics for directors, officers and employees and a Code of Ethics for Senior Executive and Financial Officers. We also have adopted Corporate Governance Guidelines, which, in conjunction with the Articles of Incorporation, Bylaws and Board Committee charters, form the basis for governance of Jones. The Codes and Corporate Governance Guidelines are available at our website, www.jny.com (under the "Our Company - Corporate Governance" caption).

Independence of Directors

    Our Corporate Governance Guidelines provide that a majority of the Board shall consist of independent directors. The Board has determined that seven of the director nominees standing for election, Howard Gittis, Michael L. Tarnopol, J. Robert Kerrey, Ann N. Reese, Anthony F. Scarpa, Gerald C. Crotty and Lowell W. Robinson, have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and are independent within the meaning of our Director Independence Standards. Peter Boneparth, our Chief Executive Officer, Sidney Kimmel, our Chairman (and until May 22, 2002 our Chief Executive Officer) and Matthew Kamens (who has a personal services contract with Mr. Kimmel) are not independent within the meaning of our Director Independence Standards. The Director Independence Standards adopted by the Board of Directors is attached to this Proxy Statement as Annex A and is available on our website, www.jny.com (under the "Our Company - Corporate Governance" caption).

Executive Sessions

    Executive sessions of the non-management directors were held four times in 2004. One executive session of independent directors only was held in 2004. The executive sessions are scheduled and chaired by the Presiding Director. Any non-management director may request that an additional executive session be scheduled.

Board Structure and Committee Composition

    The Board of Directors maintains three standing committees: Audit, Compensation and Nominating/ Corporate Governance. All three committees are composed entirely of independent directors. The current members of each committee are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Peter Boneparth
Sidney Kimmel
Geraldine Stutz			*
Howard Gittis	*	**	*
Anthony F. Scarpa	**	*
Matthew H. Kamens
Michael L. Tarnopol
J. Robert Kerrey		*	**
Ann N. Reese	*
* Member ** Chair

    Assignments to, and chairs of, the committees are recommended by the Nominating/Corporate Governance Committee and selected by the Board. All committees report on their activities to the Board. The current membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on our website, www.jny.com (under the "Our Company - Corporate Governance" caption).

    During 2004, the Board held 13 meetings and acted once by written consent. Each director attended at least 75% of all Board and applicable Committee meetings held during the period for which he or she served as a director. As set forth in our Corporate Governance Guidelines, directors are expected to attend our annual meetings of stockholders. Seven of the nine incumbent directors at the time of the last annual meeting of stockholders in May 2004 attended that meeting.

Audit Committee

    The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board in oversight of (1) the integrity of our financial statements, (2) our independent auditors' qualifications and independence, (3) the performance of our internal audit function and independent auditors and (4) our compliance with legal and regulatory requirements. In addition, the Committee renders its report for inclusion in our annual proxy statement.

    The Audit Committee is also responsible for retaining (subject to stockholder approval), evaluating and, if it deems appropriate, terminating our independent auditors.

    The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held eight meetings in 2004. Each of the current members of the Audit Committee meets the enhanced standards for the independence of audit committee members under SEC rules and New York Stock Exchange listing standards, and is financially literate, as required of audit committee members by the New York Stock Exchange. The Board has determined that Ann N. Reese is an audit committee financial expert. The Nominating/Corporate Governance Committee of the Board intends to recommend to the Board that, if elected at this Annual Meeting, Lowell W. Robinson be elected a member of the Audit Committee. The Board has determined that Mr. Robinson would qualify as an additional audit committee financial expert.

    The report of the Audit Committee is included in this proxy statement on page 11. The charter of the Audit Committee was included in our 2004 Proxy Statement as Annex A.

Compensation Committee

    The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of our Chief Executive Officer and other executives in light of such factors as our compensation philosophy, competitive practices and such other factors as the Committee deems appropriate. The Compensation Committee recommends to the Board the compensation of directors. The Committee also renders its report on executive compensation for inclusion in our annual proxy statement.

    The Compensation Committee held two meetings and acted by written consent nine times in 2004.

    The report of the Compensation Committee is included in this proxy statement on page 14.

Nominating/Corporate Governance Committee

    The Nominating/Corporate Governance Committee assists the Board in fulfilling its responsibilities by (1) identifying individuals qualified to become directors and selecting, or recommending that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders, (2) advising the Board and the committees of the Board regarding their membership and procedures and (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to us and otherwise taking a leadership role in shaping our corporate governance.

    The Nominating/Corporate Governance Committee held three meetings in 2004 and conducted interviews of nine potential candidates for nomination to the Board.

Nomination of Directors

    Our Nominating/Corporate Governance Committee is open to selecting as candidates for the Board of Directors individuals of merit regardless of background, whom the Committee believes have the potential to be superior directors of a public company, consistent with applicable law, the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines.

    Our Corporate Governance Guidelines contain general criteria for the nomination of director candidates, which include the following:

  the candidate's unquestioned character and integrity,
  mature judgment,
  diversity of background and experience,
  demonstrated skills in his/her area of present or past professional, business, academic or non-profit responsibility, an ability to work effectively with others,
  sufficient time to devote to the affairs of Jones and
  freedom from conflicts of interest.

Stockholder Nominees

    As provided in our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Director." Any candidates proposed by stockholders for consideration by the Nominating/Corporate Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Chair
Nominating/Corporate Governance Committee
c/o Secretary
Jones Apparel Group, Inc.
1411 Broadway, 39th Floor
New York, New York 10018

    In addition, our by-laws permit stockholders to nominate directors for consideration at a stockholders' meeting. For a description of the process for nominating directors in accordance with our by-laws, see "Submission of Stockholder Proposals and Nominations" on page 31.

Identifying and Evaluating Nominees for Director

    When the Chief Executive Officer, the Nominating/Corporate Governance Committee or another Board member identifies the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the Nominating/Corporate Governance Committee initiates a search and seeks input from Board members, senior management and others. The Board will hire a search firm, if necessary.

    When initial candidates who satisfy specific criteria and otherwise qualify for membership on the Board are identified and presented to the Nominating/Corporate Governance Committee, members of the Nominating/Corporate Governance Committee interview them. The Committee keeps the full Board informally informed of its progress, including giving the full Board an opportunity to interview the candidates. The Nominating/Corporate Governance Committee considers and approves the final candidate, and then seeks full Board endorsement of the selected candidate. In evaluating such nominees, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above. Candidates recommended by stockholders and candidates recommended by other persons or entities are evaluated by the Nominating/Corporate Governance Committee in the same manner, including whether they meet the minimum criteria set forth in our Corporate Governance Guidelines.

    Gerald C. Crotty and Lowell W. Robinson have been nominated for election as Directors at the 2005 Annual Meeting. Mr. Crotty was recommended to the Nominating/Corporate Governance Committee by a current independent non-management director. Mr. Robinson was recommended to the Nominating/Corporate Governance Committee by corporate governance counsel to our Board of Directors.

Director Compensation and Stock Ownership Guidelines

    The following table provides information on our compensation and reimbursement practices for non-employee directors as of March 14, 2005.

Non-Employee Director Compensation Table

Annual Retainer (1)	$40,000
Board Meeting Fee	$2,000
Committee Chair Retainer	$10,000 for Audit Committee $5,000 for Other Committees
Committee Meeting Fee	$1,000
Equity (2)	Annual Grant: 3,000 shares of restricted common stock Initial Grant: 6,000 shares of restricted common stock
(1)
On March 14, 2005, the amount of the annual retainer was increased from $30,000 to $40,000 for 2005 and future years. Each non-employee director may elect to defer all or a portion of his or her annual retainer and meeting attendance fees under the Jones Apparel Group, Inc. Deferred Compensation Plan for Outside Directors.
(2)	The restricted stock awards have a value based on the fair market values of our common stock on the effective date of the grant and vest in equal installments over three years. The awards are made from shares available under our 1999 Stock Incentive Plan. Prior to May 19, 2004, each non-employee director received an annual grant of options to purchase 3,000 shares of common stock, and each newly-elected non-employee director also received an initial grant of options to purchase 6,000 shares of common stock. Each option had an exercise price of $1.00 per share, expired on the seventh anniversary of its date of grant and was exercisable beginning six months from the date of grant, in whole or in part, during the exercise period.
(3)	Cash compensation earned by directors for 2004 ranged from $52,000 to $83,000.
(4)	Each of the non-employee directors is eligible to participate in our discount program, which is described under "Employment and Compensation Arrangements" on page 18.

    Non-employee directors are expected to own shares of our common stock equal in value to at least five times the then-current amount of the annual retainer. That ownership stake should be achieved within five years of their election or appointment to the Board of Directors (or, in the case of those directors serving as such at the time the requirement was adopted on October 28, 2002, by October 28, 2007). Each director may count toward that requirement the value of shares owned (including shares of restricted stock), the value of share units credited to the director's account under the Jones Apparel Group, Inc. Deferred Compensation Plan for Outside Directors and the value of shares underlying any unexercised stock options having an exercise price of $1.00 per share.

Communications with the Board or the Presiding Director

    The independent directors have selected Howard Gittis as Presiding Director. Among other things, the Presiding Director chairs executive sessions of non-management directors, held at least three times a year. You can contact our Board of Directors, our non-management directors as a group, our Presiding Director or any other director by writing to the Board, our non-management directors as a group, or such director c/o Secretary, Jones Apparel Group, Inc., 1411 Broadway, 39th Floor, New York, New York 10018. The Secretary will promptly forward any communication unaltered to the Board, non-management directors as a group or such director.

Audit Committee Report

    The Audit Committee assists the Board of Directors in its general oversight of the integrity of Jones' financial statements, the independent auditors' qualifications and independence, the performance of Jones' internal audit function and independent auditors' and Jones' compliance with legal and regulatory requirements. The independent auditors report directly to the Audit Committee.

    Jones' management has primary responsibility for preparing Jones' financial statements and Jones' financial reporting process. Jones' independent auditors, BDO Seidman, LLP, are responsible for expressing an opinion on the conformity of Jones' audited financial statements with accounting principles generally accepted in the United States.

    In this context, the Audit Committee hereby reports as follows:

  The Audit Committee has reviewed and discussed the audited financial statements with Jones' management.

  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU Section 380), as amended.

  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditors' independence.

  Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Jones' Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee: Anthony F. Scarpa (Chairman), Howard Gittis and Ann N. Reese
March 11, 2005

    The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee during 2004 were Mr. Gittis, Mr. Scarpa and Mr. Kerrey. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with our executive officers or our other directors.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC and the New York Stock Exchange, and to furnish us with copies of, reports of ownership and changes in ownership of our common stock. Based on a review of our records and written representations of our directors and executive officers, all Section 16(a) reports for 2004 were filed on a timely basis, except that Anita Britt, one of our executive officers, was inadvertently late in filing a Form 5 to report the purchase of an aggregate of 13 shares in 2004 pursuant to reinvestment of dividends and an additional Form 5 to report the purchase of seven shares in 2003 pursuant to reinvestment of dividends.

Executive Compensation

Summary of Executive Compensation

    The following summary compensation table shows the before-tax compensation for the three years ended December 31, 2004 for services in all capacities for our Chief Executive Officer and our four other most highly compensated executive officers during 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)				Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)		Other Annual Compen- sation($)(3)	Restricted Stock Awards ($)(4)		Securities Underlying Options (#)	All Other Compen- sation($)(5)
Peter Boneparth President and Chief Executive Officer	2004 2003 2002	2,500,000 2,000,000 1,405,467	2,000,000 2,000,000 3,000,000	(6)	107,183 79,191 35,092	- 7,090,000 -	(7)	- - 1,500,000	17,183 16,504 16,904
Sidney Kimmel Chairman	2004 2003 2002	1,200,000 1,200,000 1,200,000	1,800,000 1,800,000 1,800,000		148,869 144,117 619,588	- - -		- - -	8,200 8,000 8,000
Wesley R. Card Chief Operating and Financial Officer	2004 2003 2002	1,000,000 900,000 803,369	1,000,000 1,000,000 1,000,000		196,022 182,174 71,759	- 4,254,000 -	(8)	- - -	8,200 8,000 8,000
Rhonda J. Brown President and Chief Executive Officer, Footwear, Accessories and Retail Group	2004 2003 2002	1,300,000 1,200,000 1,000,000	1,500,000 1,500,000 1,500,000		82,665 63,619 59,903	- 329,700 1,103,100	(9) (10)	- 30,000 -	8,200 8,000 7,667
Ira M. Dansky Executive Vice President, Secretary and General Counsel	2004 2003 2002	625,000 600,000 500,000	600,000 600,000 600,000		21,500 17,300 12,500	- 164,850 1,103,100	(11) (10)	- 10,000 -	8,200 8,000 8,000
___________________
(1)	Compensation deferred at the election of the named executive officer is included in the category (e.g., salary, bonus) and year in which it would otherwise have been reported had it not been deferred.

(2)	Annual bonus amounts are reported for the year earned and accrued regardless of the timing of the actual payment.
(3)	The table below provides our incremental cost of the components of Other Annual Compensation for each of the individuals. Dividends on restricted stock are paid at the same rate and at the same time as dividends are paid to all holders of common stock. We provide a car or car allowance to Messrs. Boneparth, Card and Dansky, and in the case of Mr. Boneparth, provide him with a tax gross-up payment to cover the taxable income attributable to the car allowance. We provide a car and driver for each of Mr. Kimmel and Ms. Brown, and provide car services for Mr. Card in New York City. Until December 2002 (when it was sold), we owned an apartment in New York City that was used by Mr. Kimmel, and we rent an apartment in New York City that is used by Mr. Card. We provide Mr. Card with a tax gross-up payment to cover the taxable income attributable to the apartment. We also pay the premiums on certain term life insurance policies for the benefit of Mr. Boneparth.

Name	Year	Restricted Stock Dividends	New York Apartment		Car Lease/Allowance		Car Services	Car and Driver	Life Insurance	Total Other Compen -sation
			Cost	Tax Gross-up	Cost	Tax Gross-up
Peter Boneparth	2004 2003 2002	60,000 40,000 -	- - -	- - -	18,000 26,020 22,038	15,600 - -	- - -	- - -	13,583 13,171 13,054	107,183 79,191 35,092
Sidney Kimmel	2004 2003 2002	- - -	- - 480,000	- - -	- - -	- - -	- - -	148,869 144,117 139,588	- - -	148,869 144,117 619,588
Wesley R. Card	2004 2003 2002	36,000 24,000 -	70,146 67,740 31,170	68,620 70,788 28,089	14,236 12,500 12,500	- - -	7,020 7,146 -	- - -	- - -	196,022 182,174 71,759
Rhonda J. Brown	2004 2003 2002	10,800 4,800 -	- - -	- - -	- - -	- - -	- - -	71,865 58,819 59,903	- - -	82,665 63,619 59,903
Ira M. Dansky	2004 2003 2002	9,000 4,800 -	- - -	- - -	12,500 12,500 12,500	- - -	- - -	- - -	- - -	21,500 17,300 12,500
(4)
The value shown is the number of restricted shares times the closing price of our common stock on the New York Stock Exchange on the date of grant. At the end of 2004, Mr. Boneparth, Mr. Card, Ms. Brown and Mr. Dansky held 166,667, 100,000, 30,000 and 25,000 shares, respectively, of restricted stock valued at $6,095,012, $3,657,000, $1,097,100 and $914,250, respectively, calculated using the closing price of our common stock on the New York Stock Exchange on the last trading day of the year ($36.57).
(5)	We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules. The amounts shown in this column represent our contributions to the Jones Apparel Group, Inc. Retirement Plan on behalf of the named individuals. The amounts for Mr. Boneparth also include $13,583, $13,171 and $13,054 in 2004, 2003 and 2002, respectively, of premiums we paid with respect to term life insurance for the benefit of Mr. Boneparth.
(6)	Includes $1,000,000 paid to Mr. Boneparth in March 2002, when he became our President and was designated to become our Chief Executive Officer in May 2002. Such payment was made in satisfaction of his right to receive a minimum bonus in that amount in 2002, under the terms of the previously existing employment agreement under which Mr. Boneparth served as the President and Chief Executive Officer of McNaughton.
(7)	Vesting restrictions lapse as to one-third of the 250,000 restricted shares in each of 2004, 2005 and 2006, provided that we achieve certain performance targets in 2003, 2004 and 2005. The 250,000 performance contingent restricted shares were awarded to Mr. Boneparth as a replacement for 1,500,000 options to which he was contractually entitled. See "Employment and Compensation Arrangements" on page 20.

(8)	Vesting restrictions lapse as to one-third of the 150,000 restricted shares in each of 2004, 2005 and 2006, provided that we achieve certain performance targets in 2003, 2004 and 2005. The 150,000 performance contingent restricted shares were awarded to Mr. Card as a replacement for 500,000 options to which he was contractually entitled. See "Employment and Compensation Arrangements" on page 21.
(9)	Vesting restrictions lapse as to one-third of the 10,000 restricted shares on the second business day immediately following our public announcement of fourth quarter financial results of each of 2004, 2005 and 2006, provided that we achieve certain performance targets in 2004, 2005 and 2006.
(10)	Vesting restrictions lapse as to one-third of the 30,000 restricted shares on the second business day immediately following our public announcement of fourth quarter financial results of 2003, 2004 and 2005, provided that we achieve certain performance targets in 2003, 2004 and 2005.
(11)	Vesting restrictions lapse as to one-third of the 5,000 restricted shares on the second business day immediately following our public announcement of fourth quarter financial results of each of 2004, 2005 and 2006, provided that we achieve certain performance targets in 2004, 2005 and 2006.

Stock Options

    Stock option exercises by the Named Executive Officers during 2004, as well as the number and total value of unexercised "in-the-money" options at December 31, 2004, are as follows:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In-the-Money Options at December 31, 2004($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter Boneparth	-	-	1,617,465	500,000	5,505,283	15,000
Sidney Kimmel	-	-	959,999	-	7,383,190	-
Wesley R. Card	-	-	401,308	-	4,463,745	-
Rhonda J. Brown	-	-	210,000	20,000	2,233,350	64,200
Ira M. Dansky	-	-	242,666	6,666	2,046,654	21,398

Compensation Committee Report on Executive Compensation

    The Compensation Committee, composed of three non-employee independent directors, is responsible for establishing and administering the policies that govern Jones' executive compensation program for its Chief Executive Officer, other executive officers and key management. The Committee works to ensure that such individuals are compensated in a manner that reflects:

  Shareholder interests and the stated compensation philosophy of Jones,
  Objectives for attracting and retaining executive talent and
  Competitive practices and internal equity considerations.

    The Committee has retained an independent consultant, Mercer Human Resource Consulting, to assist the Committee in fulfilling its responsibilities. The independent consultant reports directly to the Compensation Committee.

    The Compensation Committee's process includes executive sessions where the Committee meets alone, or with its consultant or other advisors, without the presence of management.

Compensation Philosophy

    The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management pay with the achievement of Jones' annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievement, and assist Jones in attracting and retaining qualified management. Management compensation is set at levels that the Compensation Committee believes are consistent with others in the business segments in which Jones operates, and gives special emphasis to the need for the best creative talent available in product-related positions. This philosophy is designed to encourage and support strong performance, and retain the team, giving Jones a competitive advantage.

    In determining what are competitive levels of compensation, the Compensation Committee, with the assistance of its independent consultant, reviews the compensation levels of 18 other publicly traded apparel, footwear and retail companies that are considered comparable to Jones, either in their size or type of operations. Some of these companies are included in the Dow Jones U.S. Textile & Apparel Index in the Performance Graph on page 18. Others are not included, because the Compensation Committee believes the market for executive talent is broader than the companies included in the Dow Jones U.S. Textile & Apparel Index.

    Historically, the Compensation Committee has targeted the compensation of Jones' executives in the upper three-quarters of the range of the surveyed companies, provided that Jones' annual and long-term performance supports such compensation. In assessing Jones' performance, the Committee has considered a variety of financial measures, as well as Jones' progress against strategic objectives. Commencing in 2005, the Committee is revising its processes relating to annual bonus awards. The Committee intends to work with senior management and the Committee's independent consultant to set overall Jones performance goals, individual performance measures and target bonuses for the fiscal year. After the end of the fiscal year, the actual performance of Jones and the individual will be measured against such pre-determined performance goals and individual performance measures in determining the executive's bonus.

Executive Compensation Program

    Jones' executive compensation program is composed of base salary, annual incentive cash bonuses and long-term equity-based compensation consisting of stock options and restricted stock.

    Base Salaries. Each of Peter Boneparth, Sidney Kimmel, Wesley Card, Rhonda Brown and Ira Dansky has an Employment Agreement with Jones which sets the minimum annual salary for such executive and provides the executive is eligible to receive an annual incentive bonus in accordance with Jones' Executive Annual Incentive Plan ("Incentive Plan"). See the section of this proxy statement entitled "Employment and Compensation Arrangements" on page 18. The Committee established 2004 base salaries for each of Messrs. Kimmel, Card and Dansky and Ms. Brown above the minimum established in the executive's Employment Agreement with reference to amounts paid by Jones' competitors for key managerial and creative talent. In establishing such executives' base salaries, the Committee also considered individual performance, impact on business results, tenure and experience.

    Annual Bonuses. The Incentive Plan, which was adopted in 1999 and approved by stockholders, provides that the Named Executive Officers are eligible to participate in an "Incentive Pool" of not more than 3.0% of

Jones' Income Before Provision for Income Taxes (as adjusted under the Incentive Plan). During the first quarter of each year, the Compensation Committee allocates a percentage of the Incentive Pool for that year to each of the participants, and at the end of the year the Compensation Committee determines the award for each participant based on a review of results and various performance factors, including net sales, operating income, earnings per share and operating cash flow. The Incentive Plan provides that the Compensation Committee may determine in its sole discretion whether or to what extent the performance factors were achieved.

    For 2004, the maximum Incentive Pool was $13,000,000. The actual awards made under the Incentive Plan to the Named Executive Officers for 2004 totaled $6,900,000. The bonuses awarded to Mr. Kimmel ($1,800,000), Mr. Card ($1,000,000), Ms. Brown ($1,500,000) and Mr. Dansky ($600,000) were the same as the awards to each such Named Executive Officer for 2003. In making the awards for 2004 under the Incentive Plan for Messrs. Kimmel, Card and Dansky and Ms. Brown at its meeting in December 2004, the Compensation Committee considered the same financial and non-financial factors considered in determining Mr. Boneparth's award for 2004 under the Incentive Plan described below under the heading "CEO Compensation."  Earlier this year, the Committee certified the results for 2004 and the bonuses previously awarded were paid out to the CEO and other executives.

    Stock Option and Restricted Stock Grants. The Compensation Committee awards stock options and restricted stock to Jones' executive officers in order to link the long-term interests of these persons and Jones' stockholders, and to assist in the retention of these executives. The awards give the executives an economic interest in Jones that will vary up and down with stock price performance, which reinforces the link between executive compensation and the performance of Jones stock.

    No stock options were granted in 2004 and no restricted stock awards were awarded effective in 2004 to the five Named Executive Officers. However, in December 2004, effective January 3, 2005, restricted stock awards were made to Mr. Boneparth (100,000 shares), Mr. Card (50,000 shares), Ms. Brown (25,000 shares) and Mr. Dansky (10,000 shares). The awards had a value of $37.06 per share as of the effective date and will appear under "Long-Term Compensation Awards" for 2005 in the Summary Compensation Table in the proxy statement for the 2006 Annual Meeting of Stockholders. The awards were funded with shares that remained available for grant under the 1999 Stock Incentive Plan. The awards do not vest until February 2008, on the second business day after the public announcement of the fourth quarter financial results for the year 2007, provided that Jones achieves certain pre-established Operating Cash Flow Targets. The Committee believes that the award of such "cliff vesting" restricted shares will increase executive retention and complement the 2003 restricted stock awards to such executives, which vest as to one third of the shares in each of 2004, 2005 and 2006 provided Jones achieved pre-established Operating Cash Flow Targets. Based upon 2004 performance, an additional one third of the 2003 awards vested in February 2005.

    In determining the size of restricted stock awards, the Committee considered factors which include previously granted stock options and restricted stock awards, the size of options and equity awards made by competitors and the individual performance and impact of individual executives.

    With the assistance of its independent consultant, the Committee conducted a review of Jones' equity plans and concluded that its program is consistent with industry practices, that since 2001 Jones has sharply reduced dilution from equity grants, and that Jones' "overhang" of 12.9% of common shares outstanding is among the lowest compared to its peer companies. Accordingly, the Committee believes that the request for shareholder approval of an additional two million shares for future equity grants (see "Proposal to Approve an Amendment to the 1999 Stock Incentive Plan" on page 26) appropriately balances Jones' need to provide competitive compensation opportunities with shareholder interests.

    Stock Ownership Guidelines for Executives. In December 2004, the Committee adopted Stock Ownership Guidelines for Executives (the "Guidelines") to emphasize the importance of equity ownership of Jones by its Named Executive Officers. The Guidelines provide that the Chief Executive Officer should beneficially own Jones common stock equal to three times his annual salary, the Chief Operating and Financial Officer should beneficially own Jones common stock equal to 1.5 times his annual salary and the other Named Executive Officers should beneficially own Jones common stock equal to his or her annual salary. The Guidelines provide that such beneficial ownership should be achieved no later than the later of the fifth anniversary of (a) the effective date of adoption of the Guidelines by the Compensation Committee or (b) the date of the proxy statement or other document filed with the Securities and Exchange Commission that first includes such individual as a "Named Officer." Shares of restricted stock issued to a Named Executive Officer are deemed beneficially owned for the purposes of the Guidelines. Jones common stock underlying employee stock options held by a Named Executive Officer are not deemed beneficially owned for the purposes of the Guidelines.

CEO Compensation

    Mr. Boneparth's 2004 base compensation was $2,500,000, the amount provided for in his Employment Agreement with Jones. His 2003 base compensation pursuant to his Employment Agreement was $2,000,000.

    At its meeting in December 2004, the Committee determined to award Mr. Boneparth a bonus for 2004 under the Incentive Plan of $2,000,000, the same bonus awarded to him for 2003. In making this award, the Committee considered the projected results for 2004 relating to certain performance factors, including Jones' 2004 net sales, operating income, earnings per share and operating cash flow. In addition, the Committee gave weight to the following factors: the continued implementation and execution of Jones' growth and diversification strategy with the Maxwell and Barneys acquisitions and the successful rollout of the Jones New York Signature line, and the strong financial structure of Jones, including its successful refinancing during 2004, offset in part by Jones' disappointing operating income and earnings per share actually achieved in 2004's challenging retail environment. Finally, the Committee also considered Mr. Boneparth's leadership and contribution to Jones' 2004 performance.

    After review of option grants and restricted stock awards to Mr. Boneparth in 2002 and 2003, no option grants or restricted stock awards effective for 2004 were made to Mr. Boneparth. However, as discussed above, effective on January 3, 2005, Mr. Boneparth was awarded 100,000 restricted shares having a value of $37.06 per share which do not vest until February 2008 after the public announcement of the fourth quarter financial results for the year 2007, provided that Jones achieves certain pre-established Operating Cash Flow Targets. As noted above, the Committee believes that its award of such "cliff vesting" restricted stock will increase executive retention and will complement the performance-based restricted stocks granted in 2003.

    The Committee also reviewed perquisites provided to Mr. Boneparth and the other Named Executive Officers set forth in the "Summary Compensation Table" on page 12 in fiscal year 2004 and found them to be reasonable.

Tax Deductibility of Compensation

    Section 162(m) of the Internal Revenue Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Compensation Committee's policy is to have all compensation fully deductible; however, the Compensation Committee reserves the right to pay compensation that is not deductible if it is in the best interest of Jones. Bonuses awarded under the Incentive Plan are designed to meet the criteria for tax deductibility. In addition, gains realized by the executives from the exercise of stock options and the vesting of performance contingent restricted stock are expected in general to be tax deductible to Jones.

Compensation Committee: Howard Gittis (Chairman), Anthony F. Scarpa and J. Robert Kerrey
March 24, 2005

    The foregoing Report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Comparative Performance

    The SEC requires us to present a chart comparing the cumulative total stockholder return on our common stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or peer group. The following chart compares the performance of our common stock with that of the S&P 500 Composite Index and the Dow Jones U.S. Textile & Apparel Index, assuming an investment of $100 on December 31, 1999 in each of our common stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the Dow Jones U.S. Textile & Apparel Index and the reinvestment of dividends.

Employment and Compensation Arrangements

    Effective July 1, 2000, we entered into employment agreements with each of Sidney Kimmel, Wesley R. Card and Ira M. Dansky. Mr. Card's agreement was amended and restated effective as of March 11, 2002 and further amended on February 28, 2003. Mr. Dansky's agreement was amended and restated as of April 4, 2002 and further amended on February 28, 2003. Each agreement had an initial term of three years. Each agreement provides for automatic 12-month extensions unless either party gives notice no later than June 30 of the year preceding the final year of the applicable term that the agreement will not be extended. If the agreement is so extended, the extended term begins on July 1 of the applicable year and ends 36 months later.

    In connection with our acquisition of McNaughton, in April 2001, we entered into an employment agreement with Peter Boneparth, who was the Chief Executive Officer of McNaughton. The agreement, which became effective on completion of the merger on June 19, 2001, was amended in November 2001, amended and restated on March 11, 2002, when Mr. Boneparth was elected President of Jones and designated to become the Chief Executive Officer on May 22, 2002, and further amended on February 28, 2003. It had an initial term of three years, which expired on March 31, 2005, and provides for automatic 12-month extensions unless either party gives notice no later than March 31 of the year preceding the final year of the applicable term that the agreement will not be extended. If the agreement is so extended, the extended term begins on April 1 of the applicable year and ends 36 months later.

    Effective October 22, 2001, we entered into an employment agreement with Rhonda J. Brown, which was amended on February 28, 2003. Ms. Brown's agreement had an initial term of three years, which expired on December 31, 2004, and provides for automatic 12-month extensions unless either party gives notice no later than December 31 of the year preceding the final year of the applicable term that the agreement will not be extended. If the agreement is so extended, the extended term begins on January 1 of the applicable year and ends 36 months later.

    Mr. Kimmel's agreement provides that he will serve as our Chairman and Chief Executive Officer. His annual salary will not be less than $1,100,000, and he is entitled to receive annual bonuses in accordance with the Executive Annual Incentive Plan (for a description of the Executive Annual Incentive Plan, see "Compensation Committee Report on Executive Compensation" above). The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options in an amount (plus or minus 25%) equal to 400% of Mr. Kimmel's salary and at an exercise price of the fair market value of the common stock on the date of grant, vesting ratably over three-year periods, or in such other amount and on such other terms as the Compensation Committee may determine. On March 11, 2002, Mr. Kimmel announced his plans to retire as our Chief Executive Officer as of May 22, 2002. He continues to serve as Chairman of our Board of Directors.

    If we terminate Mr. Kimmel's employment for "cause" or if he resigns without "good reason," Mr. Kimmel will receive only his unpaid salary through the date of termination or resignation. If Mr. Kimmel's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 100% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Kimmel's employment without "cause" (as defined) or Mr. Kimmel resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits, and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Kimmel's employment without "cause" or Mr. Kimmel resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times the sum of his annual salary at the time of termination plus his target bonus, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

    The agreement also provides for vesting of all previously unvested options upon (i) termination of Mr. Kimmel's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Kimmel for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Kimmel's estate or representative for a three-year period after the date of death.

    Mr. Kimmel's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making payments to him (as described above). Mr. Kimmel is also prohibited from interfering in our employment of our employees during the period ending two years after such severance period.

    Mr. Boneparth's amended agreement provides that he will serve as the President and, effective May 22, 2002, Chief Executive Officer of Jones, reporting solely and directly to the Board of Directors. We agreed to include Mr. Boneparth as a nominee for the Board of Directors and to recommend that stockholders vote in favor of his election to the Board of Directors for so long as he is employed by us under the agreement. His annual salary will be at the rate of not less than $1,500,000 for the period from March 11, 2002 through December 31, 2002, $2,000,000 for the period from January 1, 2003 through December 31, 2003, and $2,500,000 thereafter. He is entitled to receive annual bonuses in accordance with the Executive Annual Incentive Plan. In satisfaction of Mr. Boneparth's right to receive a guaranteed minimum bonus of $1,000,000 for each of 2002 and 2003 under his April 2001 employment agreement, we paid him $1,000,000 on each of March 11, 2002 and January 2, 2003. Under the agreement, we will continue to provide him the life and disability insurance coverage previously provided to him under his employment agreement with McNaughton.

    Under the agreement, on March 11, 2002, Mr. Boneparth received an initial grant of options to purchase 1,500,000 shares of our common stock, which vested ratably on the first three anniversaries of the date of grant. Under the February 28, 2003 amendment, Mr. Boneparth waived his right under his March 11, 2002 amended and restated employment agreement to receive an additional grant of options to purchase 1,500,000 shares of common stock, in consideration of receiving a grant of 250,000 shares of performance-contingent restricted stock, which vest over a three-year period, in lieu thereof. The agreement also provides for annual grants, at the discretion of the Compensation Committee, beginning in 2003, of additional stock options and/or shares of restricted stock in an amount (plus or minus 25%) equal to 300% of Mr. Boneparth's salary. The exercise price of the options will be the fair market value of the common stock on the date of grant. Options or restricted stock will vest ratably over three-year periods, with such other vesting provisions as the Compensation Committee may determine, or in such other amount and on such other terms as the Compensation Committee may determine.

    If we terminate Mr. Boneparth's employment for "cause" (as defined) or if he resigns without "good reason" (as defined), Mr. Boneparth will receive only his unpaid salary through the date of termination or resignation and any bonus earned in the prior year but not yet paid. If Mr. Boneparth's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination and any bonus earned in the prior year but not yet paid, (ii) an additional six months of salary and (iii) the greater of his target bonus (based on 100% of his annual salary at the time of termination) or $3,000,000, prorated through the date of termination. If we terminate Mr. Boneparth's employment without "cause" or Mr. Boneparth resigns for "good reason" and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination and any bonus earned in the prior year but not yet paid, (ii) the greater of his target bonus at the time of termination or $3,000,000, prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination, 1/12 of the greater of his target bonus or $3,000,000, and continued benefits for the remainder of the term of his agreement and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Boneparth's employment without "cause" or Mr. Boneparth resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination and any bonus earned in the prior year but not yet paid, (ii) his target bonus, prorated through the date of termination, (iii) a lump sum equal to three times the sum of Mr. Boneparth's annual salary at the time of termination and the greater of his target bonus at the time of termination or $3,000,000, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for continued health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

    The agreement also provides for vesting of all previously unvested options and lapse of all restrictions on shares of restricted stock held by Mr. Boneparth upon (i) termination of Mr. Boneparth's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Boneparth for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," for "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Boneparth's estate or representative for a three-year period after the date of death.

    Mr. Boneparth's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making the payments due to him (as described above). However, if we terminate Mr. Boneparth's employment for "cause" prior to June 19, 2004, the non-competition restrictions apply only for so long as we pay or provide to Mr. Boneparth during each month through June 19, 2004, his monthly salary at the time of termination and 1/12 of his target bonus at the time of termination and continued benefits. Mr. Boneparth is also prohibited from interfering in our employment of our employees during the period ending two years after such severance period.

    Mr. Card's amended agreement provides that he will serve as our Chief Operating and Financial Officer. His annual salary will not be less than $850,000, and he is entitled to receive annual bonuses in accordance with the Executive Annual Incentive Plan. Under the February 28, 2003 amendment, Mr. Card waived his right under his March 11, 2002 amended and restated employment agreement to receive a grant of options to purchase 500,000 shares of common stock, in consideration of receiving a grant of 150,000 shares of performance-contingent restricted stock, which vest over a three-year period, in lieu thereof. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options and/or restricted stock in an amount (plus or minus 25%) equal to 150% of Mr. Card's salary. The exercise price of the options will be the fair market value of the common stock on the date of grant. Options or restricted stock will vest ratably over three-year periods, with such other vesting provisions as the Compensation Committee may determine, or in such other amount and on such other terms as the Compensation Committee may determine.

    If we terminate Mr. Card's employment for "cause" or if he resigns without "good reason," Mr. Card will receive only his unpaid salary through the date of termination or resignation. If Mr. Card's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 100% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Card's employment without "cause" (as defined) or Mr. Card resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Mr. Card's employment without "cause" or Mr. Card resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times 200% of his annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

    The agreement also provides for vesting of all previously unvested options and lapse of all restrictions on shares of restricted stock held by Mr. Card upon (i) termination of Mr. Card's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Card for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Card's estate or representative for a three-year period after the date of death.

    Mr. Card's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making payments to him (as described above). Mr. Card is also prohibited from interfering in our employment of our employees during the period ending two years after such severance period.

    Ms. Brown's agreement provides that she will serve as the President and Chief Executive Officer of our Footwear, Accessories and Retail Group and the President and Chief Executive Officer of Nine West Footwear Corporation. Her annual salary will not be less than $1,000,000, and she is entitled to receive annual bonuses in accordance with the Executive Annual Incentive Plan. She is entitled to use a Company-paid automobile and driver in performing her services for the Company. Under the agreement, Ms. Brown also received a $25,000 payment on October 31, 2001 and an initial grant of options to purchase 250,000 shares of our common stock, which vested ratably on the first three anniversaries of the date of grant (October 22, 2001). The exercise price per share is the fair market value on the date of grant. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options and/or restricted stock in an amount (plus or minus 25%) equal to 150% of Ms. Brown's salary and at an exercise price of the fair market value of the common stock on the date of grant, vesting ratably over three-year periods, or in such other amount and on such other terms as the Stock Option Committee may determine.

    If we terminate Ms. Brown's employment for "cause" or if she resigns without "good reason," Ms. Brown will receive only her unpaid salary through the date of termination or resignation and any unpaid bonus earned in the prior contract year. If Ms. Brown's employment terminates before the end of the term due to death or "disability" (as defined), we will pay her or her estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 75% of her annual salary at the time of termination) prorated through the date of termination. If we terminate Ms. Brown's employment without "cause" (as defined) or Ms. Brown resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to her (i) any unpaid salary through the date of termination and any unpaid bonus earned in the prior contract year, (ii) a target bonus (based on 75% of her annual salary at the time of termination) prorated through the date of termination, (iii) for each month during the remainder of the term of her agreement, her monthly salary at the time of termination and 1/12 of her target bonus (based on 75% of her annual salary at the time of termination), together with continued benefits and (iv) reimbursement for up to $10,000 of executive outplacement services. If we terminate Ms. Brown's employment without "cause" or Ms. Brown resigns for "good reason" following a "change in control," we will pay her (i) any unpaid salary through the date of termination and any unpaid bonus earned in the prior contract year, (ii) her target bonus (based on 100% of her annual salary at the time of termination) prorated through the date of termination, (iii) a lump sum equal to three times 200% of her annual salary at the time of termination and (iv) a lump sum equal to our cost for her health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

    The agreement also provides for vesting of all previously unvested options and lapse of all restrictions on shares of restricted stock held by Ms. Brown upon (i) termination of Ms. Brown's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Ms. Brown for "good reason" or (iv) if we terminate her employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Ms. Brown's estate or representative for a three-year period after the date of death.

    Ms. Brown's agreement also contains non-competition restrictions during her employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making payments to her (as described above); in the case of termination for "cause" prior to the expiration of the initial term of the agreement, the non-competition restrictions only apply if we pay Ms. Brown, for each month during the remainder of the initial term of her agreement, her monthly salary at the time of termination, together with continued benefits. Ms. Brown is also prohibited from interfering in our employment of our employees during the period ending two years after the severance period.

    Mr. Dansky's amended and restated agreement provides that he will serve as our Executive Vice President, General Counsel and Secretary. His annual salary will not be less than $500,000, and he is entitled to receive annual bonuses in accordance with the Executive Annual Incentive Plan. The agreement also provides for annual grants, at the discretion of the Compensation Committee, of stock options and/or restricted stock in an amount (plus or minus 25%) equal to 80% of Mr. Dansky's salary and at an exercise price of the fair market value of the common stock on the date of grant, vesting ratably over three-year periods, or in such other amount and on such other terms as the Stock Option Committee may determine.

    If we terminate Mr. Dansky's employment for "cause" or if he resigns without "good reason," Mr. Dansky will receive only his unpaid salary through the date of termination or resignation. If Mr. Dansky's employment terminates before the end of the term due to death or "disability" (as defined), we will pay him or his estate, as applicable, (i) any unpaid salary through the date of termination, (ii) an additional six months of salary and (iii) a target bonus (based on 75% of his annual salary at the time of termination) prorated through the date of termination. If we terminate Mr. Dansky's employment without "cause" (as defined) or Mr. Dansky resigns for "good reason" (as defined) and no "change in control" (as defined) has occurred, we will pay or provide to him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) for each month during the remainder of the term of his agreement, his monthly salary at the time of termination and 1/12 of his target bonus, together with continued benefits, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of his agreement. If we terminate Mr. Dansky's employment without "cause" or Mr. Dansky resigns for "good reason" following a "change in control," we will pay him (i) any unpaid salary through the date of termination, (ii) his target bonus prorated through the date of termination, (iii) a lump sum equal to three times 200% of his annual salary at the time of termination, (iv) reimbursement for up to $10,000 of executive outplacement services and (v) a lump sum equal to our cost for his health insurance, life insurance and retirement benefits for the remainder of the term of the agreement.

    The agreement also provides for vesting of all previously unvested options and lapse of all restrictions on shares of restricted stock held by Mr. Dansky upon (i) termination of Mr. Dansky's employment due to "retirement" (as defined), death or "disability," (ii) a "change in control," (iii) termination by Mr. Dansky for "good reason" or (iv) if we terminate his employment without "cause." In the case of termination due to "retirement," "disability," "change in control," "good reason" or "without cause," the accelerated options are exercisable during the remaining original option term; in the case of death, the accelerated options are exercisable by Mr. Dansky's estate or representative for a three-year period after the date of death.

    Mr. Dansky's agreement also contains non-competition restrictions during his employment and for the duration of the severance period (i.e., the period from the termination date through the expiration of the term of the agreement), provided that we are making payments to him (as described above). Mr. Dansky is also prohibited from interfering in our employment of our employees during the period ending two years after such severance period.

    We have provided certain perquisites to the foregoing executives, as summarized in footnote 3 to the "Summary Compensation Table" on page 12. In addition, each of the foregoing executives is eligible to receive all perquisites that are made available to our senior executives, which include first class commercial air travel for business purposes, participation in the Jones Apparel Group, Inc. Deferred Compensation Plan and participation at the senior executive level in our discount program.

    Mr. Boneparth and Ms. Brown elected to defer a portion of their 2004 compensation under the Deferred Compensation Plan. The Deferred Compensation Plan allows a select group of management or highly compensated employees who are designated by the committee that administers the plan to defer, on a pre-tax basis, receipt of up to 90% of salary and up to 90% of annual bonus, in an account which is credited with a rate of return based on investment crediting options selected by the participant from an extensive menu under the plan. The committee has designated employees, including executive officers, earning a base salary of $100,000 or more as eligible to participate in the plan. The plan is not funded; participants have our unsecured contractual commitment to pay the amounts due under the plan. A rabbi trust has been established under the plan to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. The assets of the rabbi trust are available to our general creditors in the event of our insolvency.

    Under our discount program, all our employees, and members of the Board of Directors, may purchase products in Company-owned stores (other than Barneys stores) at 40% off the original retail price or at the then current price, whichever is lower. All Barneys employees, certain of our senior executives, including each of the foregoing executives, and members of the Board of Directors receive a discount of 35% on purchases at any Barneys store. All our other employees receive a discount of 35% on purchases at Barneys outlet stores.

    We also provide other benefits, such as medical, dental and life insurance, to the foregoing executives on the same terms and conditions as those provided generally to our other employees.

Certain Transactions

    Mr. Tarnopol is the Senior Managing Director, Chairman of the Investment Banking Division and Vice Chairman of the Board of Directors of Bear, Stearns & Co. Inc. Bear, Stearns & Co. Inc. is one of the lenders under our $850 million 364-Day Revolving Credit Facility and from time to time provides financial advisory services to us, for which it receives customary compensation. During 2004, Bear Stearns & Co. Inc. served as our financial advisor in connection with our acquisition of Maxwell, including serving as dealer-manager for our tender offer for all of the outstanding shares of Maxwell common stock. During 2004, Bear, Stearns & Co. Inc. also served as one of the initial purchasers for our offering of $750,000,000 aggregate principal amount of Senior Notes.

    Mr. Kamens is Of Counsel to the law firm of Wolf, Block, Schorr and Solis-Cohen, LLP. Wolf, Block performed certain legal services for us during 2004. Mr. Kamens does not receive any compensation from Wolf, Block.

Item 2.  Proposal to Approve Independent Auditors

    BDO Seidman, LLP served as our independent auditors during 2004 and has been selected, subject to ratification by our stockholders at the annual meeting, to serve as our independent auditors for 2005. A representative of BDO Seidman, LLP will be present at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

    If the selection of BDO Seidman, LLP is not ratified, or if before the next annual meeting of our stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent auditors whose engagement for any period after the next annual meeting will be subject to stockholder approval at that meeting.

Fees Paid to Independent Auditors

    The aggregate fees billed by BDO Seidman, LLP for professional services for 2004 and 2003 were as follows:

	2004	2003
Audit fees (1)	$ 2,674,748	$ 1,315,285
Audit-related fees (2)	237,203	429,947
Tax fees (3)	206,512	125,927
All other fees (4)	10,203	22,100
(1)	Includes audits of internal controls.
(2)	Includes audits of employee benefit plans and due diligence and reviews related to acquisitions.
(3)	Includes foreign tax compliance work and preparation of expatriate tax returns.
(4)	Includes various foreign government filings relating to the registration or liquidation of subsidiaries.

    The Audit Committee's charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services and permitted non-audit services, including fees and terms, to be performed for us by our independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, provided that any such subcommittee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. In 2004, 100% of the audit-related fees, tax fees and all other fees were approved by the Audit Committee.

    The Audit Committee's charter also provides that the Audit Committee will consider whether the independent auditors' provision of permitted non-audit services is compatible with maintaining the auditors' independence. The Audit Committee considered whether the provision of non-audit services by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP's independence with respect to Jones and determined that to be the case.

Equity Compensation Plan Information

    The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004. This table does not include the additional 2,000,000 shares to be reserved for issuance under the 1999 Stock Incentive Plan if our stockholders approve the proposal to approve an amendment to that plan, which is described under "Item 3" below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	10,982,860	$30.34	3,607,284
Equity compensation plans not approved by security holders	473,865	$26.82	-
Total	11,456,725	$30.19	3,607,284
Information for 1999 Stock Incentive Plan only	9,251,144	$31.65	3,579,484

    Under the 1996 Stock Option Plan and the 1999 Stock Incentive Plan, we may grant stock options and other awards from time to time to key employees, officers, directors, advisors and independent consultants to us or to any of our subsidiaries. In general, options become exercisable over either a three-year or five-year period from the grant date and expire 10 years after the date of grant for options granted before May 28, 2003 and seven years after the date of grant for options granted on or after May 28, 2003. Of the securities remaining available for future issuance under the 1999 Stock Incentive Plan as of December 31, 2004, up to 2,488,583 may be issued pursuant to awards of restricted stock, and any securities not issued pursuant to awards of restricted stock may be issued pursuant to the exercise of stock options.

    In connection with the acquisition of McNaughton, stock options held by McNaughton employees on the acquisition date were converted to fully-vested options to purchase our common stock under the same terms and conditions as the original grants. A portion of these options were originally granted pursuant to equity compensation plans not approved by McNaughton stockholders. No additional options, warrants or other equity rights will be granted under any McNaughton equity compensation plans.

    During 2002, 325,000 options were granted pursuant to equity compensation plans not approved by our stockholders. These options were issued to persons not previously employed by us as material inducements to these persons entering into employment contracts with us. Of these options, 225,000 became fully vested on December 30, 2003 and expire on December 30, 2006 (based on terms of individual employment contracts), 25,000 vest ratably over five years from the grant date and expire ten years after the grant date, 25,000 vest on the third anniversary of the grant date and expire ten years after the grant date, and 50,000 were forfeited.

Item 3.  Proposal to Approve an Amendment to the 1999 Stock Incentive Plan

    General. The Board of Directors adopted and proposed for submission for your approval an amendment to the Jones Apparel Group, Inc. 1999 Stock Incentive Plan (the "Plan"). The purpose of the amendment is to increase the number of shares reserved for issuance under the Plan by 2,000,000 shares.

    The Board of Directors believes that the opportunity for stock ownership has been beneficial in attracting, motivating and retaining talented executives, key employees and directors who are expected to contribute to our success. The objectives of the Plan are to enable such individuals to obtain significant equity ownership in Jones as incentives for superior performance and to remain with Jones. As of April 1, 2005, an aggregate of 2,126,199 shares of common stock remained available for awards under the Plan and our 1996 Stock Option Plan. The Board of Directors believes that the proposed amendment will further the objectives of the Plan.

    A total of 18,500,000 shares of common stock, subject to adjustment as described below, previously have been reserved for issuance under the Plan, of which up to 3,537,500 shares were available for issuance as restricted stock. As of April 1, 2005, options to purchase 14,710,849 shares of common stock and 1,695,252 shares of restricted stock had been awarded under the Plan. Of the 2,093,899 shares of common stock remaining available for issuance, 1,840,582 may be issued pursuant to awards of restricted stock, and any securities not issued pursuant to awards of restricted stock may be issued pursuant to the exercise of stock options. If the amendment to increase the number of shares reserved for issuance is approved, the total number of shares reserved for issuance will be 20,500,000, and of the 4,093,899 shares remaining available for issuance, up to 3,840,582 will be available for issuance as restricted stock, and any shares not issued as restricted stock will be available for issuance upon the exercise of stock options.

    We are committed to making open market purchases of its stock over time, subject to legal and financial restrictions that would prevent it from doing so, to offset dilution in its present number of shares outstanding that results from the exercising of stock options and the vesting of restricted stock.

    Shares acquired as a result of awards under the Plan have been registered under the Securities Act of 1933. As of April 1, 2005, approximately 570 persons, including 14 executive officers and directors, are expected to be eligible to participate in the Plan. As of the date of this proxy statement, no allocation or other determination has been made as to the amount of awards that may be made to any of the eligible participants.

    The Plan. The following summary describes the material features of the Plan as proposed to be amended.

    The Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who qualify as "non-employee directors" within the meaning of Section 16 of the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Code. During the ten-year period ending in 2009, the Compensation Committee will have the authority, subject to the terms of the Plan, to:

  determine when and to whom to make grants under the Plan,
  determine the number of shares to be covered by the grants, the types and terms of options and stock appreciation rights to be granted and the exercise prices of options and stock appreciation rights, and the terms and conditions of vesting and the purchase price, if any, of restricted stock, interpret and implement the Plan and
  prescribe, amend and rescind rules and regulations relating to the Plan.

    The Compensation Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

    The Compensation Committee has the authority to designate a "CEO Committee," composed of the director serving as our chief executive officer, and to delegate to the CEO Committee the authority to:

  direct the grant of awards to persons who are eligible to receive awards under the Plan in connection with either the hiring or promotion of such persons and determine the number of shares covered by such grants, the types and terms of any such options and stock appreciation rights to be granted and the exercise prices of such options and stock appreciation rights, and the terms and conditions of vesting and the purchase price, if any, of any such grants of restricted stock.

    However, the CEO Committee does not have authority to:

  grant awards to any chief executive officer of the Company or to any other eligible individual who at the time of the award is, or is reasonably expected to become, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, pursuant to Rule 16a-2 under the Securities Exchange Act, during any calendar year, grant options to purchase more than 200,000 shares in the aggregate or grant more than 75,000 shares of restricted stock in the aggregate or grant to any person eligible to receive an award under the Plan awards of options to purchase more than 25,000 shares in the aggregate and/or awards of more than 10,000 shares of restricted stock in the aggregate.

    The Board of Directors may amend, suspend or discontinue the Plan at any time; however, under the Plan, shareholder approval of an amendment is necessary if (i) the Board of Directors determines that shareholder approval is desirable for the Plan to qualify or comply with tax or regulatory requirements or (ii) the amendment would (A) increase the maximum number of shares reserved for issuance under the Plan, (B) alter the classes of persons who are eligible to receive awards under the Plan, (C) permit the lowering of the exercise price of an outstanding option or (D) permit the Compensation Committee to offer to grant new options in exchange for the cancellation of outstanding options with a higher exercise price, other than for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. No amendment may adversely affect any rights of a participant under a previously granted award without the participant's consent.

    Under the terms of the Plan, "incentive stock options" within the meaning of Section 422 of the Code, "nonqualified stock options," stock appreciation rights and restricted stock may be granted to directors, officers, key employees and consultants of Jones and any of its subsidiaries (as defined in the Plan), except that incentive stock options may be granted only to employees of Jones and its subsidiaries.

    To the extent that the aggregate fair market value (as defined in the Plan), determined as of the date of grant of an incentive stock option, of common stock with respect to which incentive stock options granted under the Plan and all other option plans of Jones or its subsidiaries exercisable for the first time by an individual during any calendar year exceeds $100,000, those options shall be treated as options that are not incentive stock options.

    The shares of common stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and reacquired by Jones. Shares underlying outstanding awards will be unavailable for any other use, including future grants under the Plan, except that any shares subject to a stock option, or portion of a stock option, that is terminated or expires without having been exercised and shares of restricted stock that are forfeited without vesting will again be available for issuance under the Plan in connection with new awards. However, the total number of shares represented by the unexercised and expired or terminated portion of stock options granted or available for grant in excess of 4,000,000 shares will only be available for other awards of stock options and will not be available for awards of restricted stock. Shares which are surrendered in connection with the exercise of stock appreciation rights are not available for subsequent awards of stock options or restricted stock.

    No participant may receive grants of options to purchase more than 3,000,000 shares of common stock or grants of more than 1,500,000 shares of restricted stock as performance-based awards over the ten-year term of the Plan.

    Initially, each option will be exercisable over a period, determined by the Compensation Committee (or the CEO Committee, as applicable) in its discretion, but, with respect to options granted prior to May 28, 2003, not to exceed ten years from the date of grant and, with respect to options granted from and after May 28, 2003, not to exceed seven years from the date of grant. However, in the case of an incentive stock option granted to an individual who, at the time the incentive stock option is granted, owns shares possessing 10% or more of the total combined voting power of all classes of stock of Jones or its subsidiary corporations (a "10% stockholder"), the exercise period for an incentive stock option may not exceed five years from the date of grant. Options may be exercisable during the option period at the times, in the amounts, in accordance with the terms and conditions, and subject to the restrictions, as are set forth in the option agreement evidencing the grant of the options. The Compensation Committee may, in its discretion, with the participant's consent, cancel any award of options, stock appreciation rights or restricted stock and issue a new award in substitution therefor or accelerate the exercisability or vesting of any award granted under the Plan or extend the scheduled expiration of any award; provided that, other than for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares, the Compensation Committee may not offer to grant any new options in exchange for the cancellation of outstanding options with a higher exercise price.

    The exercise price of an option may not be less than the fair market value of the shares of common stock on the date of grant, except that in the case of an incentive stock option granted to a 10% stockholder, the option price may not be less than 110% of fair market value.

    Except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares, the Compensation Committee cannot reduce the exercise price of any outstanding option.

    The shares purchased upon the exercise of an option under the Plan are to be paid for in cash or by delivery of previously acquired shares of common stock with a fair market value equal to the total option price, or by a combination of those methods. Under the Plan, the previously acquired shares of common stock must have been beneficially owned by the participant for at least six months prior to delivery. An option may provide for a "cashless exercise" by allowing the participant to direct an immediate market sale or margin loan respecting the shares under the option pursuant to an extension of credit by Jones. Under this procedure, the participant would direct the delivery of the shares under the option from Jones to a brokerage firm and the delivery of the option price from the sale or margin loan proceeds from the brokerage firm to Jones.

    The Compensation Committee may grant stock appreciation rights in conjunction with all or part of an option. Upon the exercise of a stock appreciation right, a participant will generally be entitled, without payment to Jones, to receive cash, shares of common stock or any combination of cash and common stock as elected by the participant, subject to the approval of the Board of Directors, in an amount equal to the excess of the fair market value of one share of common stock on the exercise date over the exercise price of the related option, multiplied by the number of shares in respect of which the stock appreciation right is exercised.

    The Compensation Committee may issue shares of restricted stock at a purchase price, if any, and subject to terms and conditions of vesting, determined by it; however, not more than 5% of the total number of shares reserved for issuance under the Plan may be granted as restricted stock that will fully vest in fewer than three years from the date of grant. The restricted stock may be subject to forfeiture or repurchase if the participant terminates employment within a specified period, or in the event any other terms or conditions as are set forth in the restricted stock agreement evidencing the award of restricted stock are not satisfied. Those conditions may include conditions based on performance of the participant or Jones. During the period of the restriction, a participant owning restricted stock will be entitled to receive and retain all dividends and other distributions, if any, made in respect of the restricted stock and to vote that stock without limitations. Shares issued as restricted stock under the Plan will be held in the custody of Jones until all vesting restrictions are satisfied.

    Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Awards of restricted stock may be granted in a manner which constitutes qualifying performance-based compensation, which is not subject to that deduction limitation. Those awards will be based on one or more of the following factors:

  stock price
  earnings per share
  net earnings
  operating earnings
  return on assets
  shareholder return
  return on equity
  growth in assets
  sales
  cash flow
  market share
  relative performance to a group of companies comparable to Jones and strategic business criteria consisting of one or more objectives based on Jones' meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

    With respect to performance-based awards, the Compensation Committee will establish in writing the objective performance-based goals applicable to a given fiscal year no later than 90 days after the beginning of that year. No performance-based awards will be payable to any participant for any fiscal year until the Compensation Committee certifies in writing that the objective performance goals (and any other material terms) applicable to that year have been satisfied. However, the Compensation Committee may, in its absolute discretion, grant awards that may not constitute qualifying performance-based compensation under Section 162(m) of the Code when it believes that those awards would be in the best interest of Jones.

    Incentive stock options and stock appreciation rights may be transferred by a participant only by will or by the laws of descent and distribution and may be exercised only by the participant during his lifetime. Nonqualified stock options may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of the participant in accordance with the Plan. Except as otherwise provided in the Plan in the case of retirement, disability or death, stock options and stock appreciation rights awards generally terminate three months after termination of employment or service (but not beyond the original expiration date); provided, however, that, subject to a written agreement between Jones and the participant providing otherwise, all of a participant's outstanding awards will terminate upon his voluntary termination of employment or service without the written consent of Jones or a subsidiary corporation or upon involuntary termination for cause. Participants owning shares of restricted stock may not sell, assign, transfer or otherwise dispose of, except by will or by the laws of descent and distribution, those shares during the period of restriction.

    Tax Aspects of the Plan. The following are the principal federal income tax consequences generally applicable to awards granted under the Plan.

    The grant of an option or stock appreciation right will create no federal income tax consequences for the recipient or Jones or a subsidiary employing the participant. A participant will have no taxable income upon exercising an incentive stock option, except that the participant may have income for alternative minimum tax purposes, and Jones generally will receive no deduction when an incentive stock option is exercised.

    Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the participant will recognize ordinary income, and Jones will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the participant. If the shares are disposed of after those holding requirements are met, Jones will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a capital gain or loss.

    In general, upon exercising a stock option other than an incentive stock option, the participant will recognize ordinary income equal to the excess of the fair market value of the stock acquired on the date of exercise over the option price, and Jones will then be entitled to a deduction for the same amount. The disposition of shares acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss to the participant, but will have no tax consequences for Jones.

    In general, upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the participant as ordinary income and deductible by Jones.

    In general, a participant will realize income as a result of an award of restricted stock at the time the restrictions expire on those shares, unless the participant makes a voluntary election under Section 83(b) of the Code. A Section 83(b) election would cause the participant to realize income in the year in which the award was granted. If a Section 83(b) election is made and the shares are later forfeited, the participant will not be entitled to any offsetting tax deduction. The amount of income realized by the participant will be the difference between the fair market value of the shares on the date on which the restrictions expire (or on the date of issuance, if a Section 83(b) election is made) and the purchase price, if any, for the shares. Generally, Jones will be entitled to a deduction in an amount equal to the ordinary income realized in connection with the issuance or vesting of the restricted stock. Any gain or loss upon a subsequent sale or exchange of the restricted stock, measured by the difference between the sale price and the fair market value on the date the restrictions expire (or on the date of issuance, if a Section 83(b) election is made), will be capital gain or loss, short-term or long-term, depending upon the length of time the participant has held the shares.

    On April 1, 2005, the last reported sales price per share of the common stock as reported on the New York Stock Exchange Composite Tape was $33.01. Based upon such price, the aggregate market value of the 18,500,000 shares of common stock currently subject to the Plan is $610,685,000.

The Board of Directors recommends a vote FOR approval of the amendment to the 1999 Stock Incentive Plan.

Submission of Stockholder Proposals and Nominations

    Any stockholder proposal intended for inclusion in the proxy material for the 2006 annual meeting must be received by us at the address on the first page of this proxy statement, Attention: Secretary, no later than December 19, 2005 and must otherwise comply with SEC rules.

    Our by-laws establish an advance written notice procedure for stockholders seeking to nominate a candidate for director or to bring business before a meeting of stockholders. The by-laws provide that only persons who are nominated by the Board of Directors, by a committee of the Board of Directors, or by a stockholder of record on the record date of the meeting at which directors are to be elected and also on the date of that meeting who is entitled to vote at that meeting and who has given timely written notice to the President of Jones prior to that meeting, will be eligible for election as directors of Jones. The by-laws also provide that, except as permitted by the presiding officer in such officer's sole discretion (unless a majority of the Board of Directors object), at any meeting of stockholders only such business may be conducted as has been specified in the notice of meeting or brought before the meeting at the direction of the Board of Directors, by the presiding officer of the meeting (unless a majority of the Board of Directors object) or, in the case of an annual meeting of stockholders, by a stockholder of record on the record date of the meeting who continues to be entitled to vote at the meeting and who has given advance written notice as specified in the by-laws to the Secretary of Jones of the shareholder's intention to bring such business before the meeting.

    Under the by-laws, to be timely, the written notice must be received by us at our principal executive offices, addressed to the attention of the President, in the case of an annual meeting that is called for a date within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 45 days or more than 90 days before that anniversary date; in the case of an annual meeting that is called for a date that is not within 30 days before or after such anniversary date or, with respect to nominations, in the case of a special meeting of stockholders called for the purpose of electing directors, we must receive the notice not later than the close of business on the fifth day after the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. The stockholder's notice must also contain certain information specified in the by-laws. A copy of the applicable by-law provisions is available upon written request to: Jones Apparel Group, Inc., 1411 Broadway, New York, New York 10018; Attn: Ira M. Dansky. The presiding officer at the 2005 annual meeting will determine whether any such proposal or nomination was properly brought; if such proposal or nomination was not properly brought, then the presiding officer will not allow a vote on the proposal or nomination. Proxyholders in the proxy accompanying the proxy statement for the 2005 annual meeting will be allowed to use their discretionary voting authority to vote on any proposal submitted after the deadline described above.

Other Matters

    The Board of Directors is not aware of any business constituting a proper subject for action by the stockholders to be presented at the meeting, other than those set forth in this Proxy Statement. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

How to Attend the Annual Meeting

    The meeting will be held on May 18, 2005 at 9:30 a.m. at the offices of Bear, Stearns & Co. Inc., 383 Madison Avenue, Auditorium D, Second Floor, New York, New York, which is located between 46th Street and 47th Street on Madison Avenue.

    OUR 2004 ANNUAL REPORT ON FORM 10-K/A (Amendment No. 1) TO THE SEC, WITHOUT EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO: JONES APPAREL GROUP, INC., 250 RITTENHOUSE CIRCLE, BRISTOL, PENNSYLVANIA 19007; ATTN: WESLEY R. CARD.

    In addition to soliciting proxies by mail, we may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by our officers, directors, or employees, or by any one or more of these means. We will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of our shares. We will pay all expenses in connection with such solicitations.

By Order of the Board of Directors Peter Boneparth President and Chief Executive Officer

Dated:  April 18, 2005

ANNEX A

JONES APPAREL GROUP, INC.
DIRECTOR INDEPENDENCE STANDARDS
AS ADOPTED BY THE BOARD OF DIRECTORS

(as amended on March 14, 2005)

The Board of Directors of Jones Apparel Group, Inc., in accordance with the rules of the New York Stock Exchange concerning "director independence," shall consider any Director on the Board satisfying the following standards to be "independent."

1.	No Material Relationship with the Company. The Board has affirmatively determined that the Director does not have any material relationship with the Company (as defined below), either directly or as a partner, substantial shareholder or officer of an organization that has a relationship with the Company. In making such determinations of independence, the Board will consider any relationship that is not prohibited by the categorical standards set forth in (2) to (7) below to be immaterial.

2.	Employment with the Company. The Director is not, and has not within the past three years been, an officer or employee of the Company, and no member of his or her Immediate Family (as defined below) is, or within the past three years has been, an executive officer of the Company and the Director does not have, and has not had within the past three years, a personal services contract with the Company, its chairman, chief executive officer or other executive officers of the Company.

3.	Direct Compensation from the Company of Less than $100,000. Neither the Director nor any of his or her Immediate Family has received more than $100,000 during any 12 month period within the past three years in direct compensation from the Company. In calculating compensation, the following will be excluded: (a) Director and committee fees and expenses and pension or other forms of deferred compensation for prior service to the Company (provided such deferred compensation is not contingent in any way on continued service); (b) compensation paid to a Director for former service as an interim Chairman or Chief Executive Officer of the Company and (c) compensation paid to an Immediate Family member for service as an employee (other than as an executive officer).

4.	No Material Business Dealings. The Director is not a current employee of, and no Immediate Family member of the Director is a current executive officer of, another company (including parent and subsidiary companies within such other company's consolidated group) that has made payments to or has received payments from the Company for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues (as reported for the most recently completed fiscal year of such other company).

5.	No Affiliation with the Company's Auditor. (A) The Director is not a current partner, and no Immediate Family member of the Director is a current partner, of a firm that is the Company's internal or external auditor; (B) the Director is not a current employee of such a firm; (C) the Director has no immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; and (D) neither the Director nor an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time.

6.	No Interlocking Directorates. The Director is not nor has the Director been employed, and no Immediate Family member of the Director is or has been employed, within the past three years as an executive officer of another company where either the Company's Chief Executive Officer, Chief Financial Officer or other executive officer at the same time serves or served on such other company's compensation committee.

7.	No Material Charitable Contributions. The Director has not been an executive officer of an entity to which the Company or any of its executive officers has made, within the past three years, charitable contributions in any one year exceeding the greater of (i) $1 million or (ii) 2% of the charitable entity's annual consolidated gross revenues.

For purposes of these standards:
1.	References to the "Company" include Jones Apparel Group, Inc. and its subsidiaries.
2.	The "Immediate Family" of an individual includes the individual's spouse, parents, children, siblings, mothers- and fathers-in-law, daughters- and sons-in-law, sisters- and brothers-in-law and anyone who shares the individual's home (excluding unrelated domestic employees of the individual). The Board need not consider the otherwise-disqualifying activities of an individual who dies, becomes incapacitated or otherwise (including as a result of legal separation or divorce) ceases to be an Immediate Family member prior to the time of the Board's determination for the purposes of these Independence Standards.

JONES APPAREL GROUP, INC. Annual Meeting of Stockholders May 18, 2005, 9:30 a.m. Bear, Stearns & Co. Inc. 383 Madison Avenue Second Floor New York, New York

JONES APPAREL GROUP, INC.

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Peter Boneparth, Wesley R. Card and Ira M. Dansky, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Jones Apparel Group, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 18, 2005 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

JONES APPAREL GROUP, INC. P.O. BOX 11202 NEW YORK, N.Y. 10203-0202

Admission Ticket
Annual Meeting of Jones Apparel Group, Inc. Stockholders Wednesday, May 18, 2005 9:30 a.m. Bear, Stearns & Co. Inc. 383 Madison Avenue Second Floor New York, New York

Agenda

  Election of Directors

  Ratification of the selection of independent auditors

  Approval of an amendment to the 1999 Stock Incentive Plan

  Report on the progress of the corporation

  Informal discussion among stockholders in attendance

v DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET v

(PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)	X
Votes MUST be indicated (x) in Black or Blue ink.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.
1. Election of Directors				FOR	AGAINST	ABSTAIN
FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS	3. Approval of an amendment to the 1999 Stock Incentive Plan.

NOMINEES: Peter Boneparth, Sidney Kimmel, Howard Gittis, Anthony F. Scarpa, Matthew H. Kamens, Michael L. Tarnopol, J. Robert Kerrey, Ann N. Reese, Gerald C. Crotty and Lowell W. Robinson
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)	4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
*Exceptions__________________________________________
	FOR	AGAINST	ABSTAIN	To change your address, please mark this box.
2. Ratification of BDO Seidman, LLP as the independent auditors of the corporation for 2005.				To include any comments, please mark this box.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.	Date	Share Owner sign here	Co-Owner sign here

Appendix 1

JONES APPAREL GROUP, INC.
1999 STOCK INCENTIVE PLAN

(as proposed to be amended on May 18, 2005)

        1. Purpose of the 1999 Stock Incentive Plan. Jones Apparel Group, Inc. (the "Company") desires to attract and retain the best available talent and to encourage the highest level of performance. The 1999 Stock Incentive Plan (the "Stock Incentive Plan") is intended to contribute significantly to the attainment of these objectives by (i) providing long-term incentives and rewards to all key employees of the Company (including officers and directors who are key employees of the Company and also including key employees of any subsidiary of the Company which may include officers or directors of any subsidiary of the Company who are also key employees of said subsidiary), and those directors and officers, consultants, advisers, agents or independent representatives of the Company or of any subsidiary (together, "Eligible Individuals"), who are contributing or in a position to contribute to the long-term success and growth of the Company or of any subsidiary, (ii) assisting the Company and any subsidiary in attracting and retaining Eligible Individuals with experience and ability, and (iii) associating more closely the interests of such Eligible Individuals with those of the Company's stockholders.

        2. Scope and Duration of the Stock Incentive Plan. Under the Stock Incentive Plan, options ("Options") to purchase shares of common stock, par value $.01 per share ("Common Stock"), may be granted to Eligible Individuals. Options granted to employees (including officers and directors who are employees) of the Company or a subsidiary corporation thereof, may, at the time of grant, be designated by the Company's Board of Directors either as incentive stock options ("ISOs"), with the attendant tax benefits as provided for under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as nonqualified stock options. Stock appreciation rights (the "Rights") may be granted in association with Options. Shares of Common Stock subject to restrictions and granted pursuant to Paragraph 7 of the Stock Incentive Plan ("Restricted Stock") may also be granted to Eligible Individuals hereunder. The grant of any of an Option, a Right and/or Restricted Stock is sometimes referred to herein as an "Award." The aggregate number of shares of Common Stock reserved for grant from time to time under the Stock Incentive Plan is 20,500,000 shares of Common Stock, which shares of Common Stock may be authorized but unissued shares of Common Stock or shares of Common Stock, which shall have been or which may be reacquired by the Company, as the Board of Directors of the Company shall from time to time determine. Restricted Stock issued pursuant to the Stock Incentive Plan, even while subject to restrictions, will be counted against the maximum number of shares issuable hereunder. Such aggregate numbers shall be subject to adjustment as provided in Paragraph 11. If an Option shall expire or terminate for any reason without having been exercised in full or surrendered in full in connection with the exercise of a Right, the shares of Common Stock represented by the portion of the Option not so exercised or surrendered shall (unless the Stock Incentive Plan shall have been terminated) become available for other Awards of Options under the Stock Incentive Plan, except that up to 4,000,000 shares of Common Stock represented by Options granted from and after May 19, 2004 which are not so exercised or surrendered shall (unless the Stock Incentive Plan shall have been terminated) become available for other Awards of either Options or Restricted Stock under the Stock Incentive

Plan. If Restricted Stock is forfeited for any reason, the forfeited shares of Restricted Stock shall (unless the Stock Incentive Plan shall have been terminated) become available for other Awards of Restricted Stock or Options under the Stock Incentive Plan. Subject to Paragraph 14, no Option, Right or Restricted Stock shall be granted under the Stock Incentive Plan after May 19, 2009.

        3. Administration of the Stock Incentive Plan.

        (a) This Stock Incentive Plan will be administered by the Board of Directors of the Company (the "Board of Directors"). The Board of Directors, in its discretion, may designate a Compensation Committee (the "Compensation Committee" or "Committee") composed of at least two members of the Board of Directors to administer this Stock Incentive Plan. Members of the Compensation Committee shall meet such qualifications as the Board of Directors may determine; provided, however, that each member shall qualify as a "Non-Employee Director" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an "Outside Director" as defined in Code Section 162(m) and any regulations promulgated thereunder. The Board, in its discretion, may also designate a CEO Committee (the "CEO Committee"), composed of the director of the Company who is serving as the Company's chief executive officer.

        (b) The Board of Directors or the Committee (hereinafter, the terms "Compensation Committee" or "Committee", shall mean the Board of Directors whenever no such Compensation Committee has been designated), shall have authority in its discretion, subject to and not inconsistent with the express provisions of this Stock Incentive Plan, to direct the grant of Awards; to determine the purchase price of the Common Stock covered by each Award; the Eligible Individuals to whom, and the time or times at which, Awards shall be granted and subject to the maximum set forth in Paragraph 4 hereof, the number of shares of Common Stock to be covered by each Award; to designate Options as ISOs; to direct the grant of Rights in connection with any Option; to interpret the Stock Incentive Plan; to determine the time or times at which Options may be exercised; to determine the terms and conditions of the restrictions relating to the Restricted Stock (which restrictions may vary among Awards as the Committee shall deem appropriate); to prescribe, amend and rescind rules and regulations relating to the Stock Incentive Plan, including, without limitation, such rules and regulations as it shall deem advisable, so that transactions involving Awards may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act"); to determine the terms and provisions of and to cause the Company to enter into agreements with Eligible Individuals in connection with Awards granted under the Stock Incentive Plan (the "Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; and to make all other determinations it may deem necessary or advisable for the administration of the Stock Incentive Plan. Notwithstanding the foregoing, except as provided in Section 11, the Committee shall not have the authority to reduce the exercise price of any outstanding Option, to offer to grant any new Option in exchange for the cancellation of an outstanding Option with a higher exercise price, to increase the maximum number of shares of Common Stock reserved for issuance under the Stock Incentive Plan or to alter the classes of persons constituting Eligible Individuals.

        Members of the Committee shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all of the powers of the Board of Directors under the Stock Incentive Plan, other than the power to appoint a director to Committee membership. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by a majority of the members of the Committee.

        Every action, decision, interpretation or determination by the Committee with respect to the application or administration of this Stock Incentive Plan shall be final and binding upon the Company and each person holding any Award granted under this Stock Incentive Plan.

        (c) Subject to the express provisions of this Plan, the Committee shall have the authority, in its discretion, to delegate to the CEO Committee the authority to direct the grant of Awards to Eligible Individuals (as such term is defined in the Plan), solely in connection with either the hiring or the promotion of such Eligible Individuals by the Company or by any subsidiary of the Company and, in connection with such Awards, to determine the purchase price of the Common Stock covered by such Awards, the number of shares of Common Stock to be covered by such Awards, to designate any such Awards of Options as ISOs, to direct the grant of Rights in connection with any such Options, to determine the time or times at which such Options may be exercised, and to determine the terms and conditions of the restrictions relating to such Awards of Restricted Stock; provided, however, that the CEO Committee shall have no authority to (i) grant Awards to the chief executive officer of the Company or to any other Eligible Individual who at the time of the Award is, or is reasonably expected to become, subject to the provisions of Section 16 of the Exchange Act, pursuant to Rule 16a-2 under the Exchange Act, (ii) during any calendar year, grant Options to purchase more than 200,000 shares of Common Stock in the aggregate or grant more than 75,000 shares of Restricted Stock in the aggregate, (iii) grant to any Eligible Individual Awards of Options to purchase more than 25,000 shares of Common Stock in the aggregate and/or Awards of more than 10,000 shares of Restricted Stock in the aggregate or (iv) grant Awards that are inconsistent with the express provisions of the Plan.

        4. Eligibility: Factors to be Considered in Granting Awards and Designating ISOs.

            (a) Awards may be granted only to (i) key employees (including officers and directors who are employees) of the Company or any subsidiary corporation thereof on the date of grant (Options so granted may be designated as ISOs), and (ii) directors or officers of the Company or a subsidiary corporation thereof on the date of grant, without regard to whether they are employees, and (iii) consultants or advisers to or agents or independent representatives of the Company or a subsidiary thereof. In determining the persons to whom Awards shall be granted and the number of shares of Common Stock to be covered by each Award, the Committee, or, if applicable, the CEO Committee, shall take into account the nature of the duties of the respective persons, their present and potential contributions to the Company's (including subsidiaries') successful operation and such other factors as the Board of Directors in its discretion shall deem relevant. Subject to the provisions of Paragraph 2 and clause (c) below, an Eligible Individual may receive Awards on more than one occasion under the Stock Incentive Plan. No person shall be eligible for an Award if he shall have filed with the Secretary of the Company an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Company an instrument of revocation, which revocation will be effective upon such filing.

            (b) In the case of each ISO granted to an employee, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock with respect to which the ISO is exercisable for the first time by such employee during any calendar year (under all plans of the Company and any subsidiary corporation thereof) may not exceed $100,000.

            (c) In no event shall any Eligible Individual be granted Options to purchase more than 3,000,000 shares of Common Stock or shares of Restricted Stock as Performance-Based Awards (as defined in paragraph 12) in excess of 1,500,000 over the ten-year term of this Stock Incentive Plan.

        5. Awards of Options.

        (a) Options.

        (i) The purchase price per share of the Common Stock covered by each Option shall be established by the Committee, or, if applicable, the CEO Committee, but in no event shall it be less than the fair market value of a share of the Common Stock on the date the Option is granted; provided, however, that if an Option is granted prior to May 19, 2004 to a director of the Company for services solely as a director, and such grant is approved by the Board of Directors, the purchase price may be less than such fair market value. If, at the time an Option is granted, the Common Stock is publicly traded, such fair market value shall be the closing price (or the mean of the latest bid and asked prices) of a share of Common Stock on such date as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board of Directors) for any national securities exchange or other securities market which at the time is included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value by reason of the lack of a significant number of recent transactions or otherwise, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. If, at the time an Option is granted, the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value.

        (ii) In the case of an employee who at the time an ISO is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the employer corporation or of its parent or a subsidiary corporation thereof (a "10% Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock at the time the ISO is granted.

        (b) Term of Options. The term of each Option shall be fixed by the Committee, or, if applicable, the CEO Committee, but in no event shall it be exercisable more than 10 years from the date of grant in the case of Options granted prior to May 28, 2003, or more than seven years from the date of grant in the case of Options granted from and after May 28, 2003, in each case, subject to earlier termination as provided in Paragraphs 9 and 10. An ISO granted to a 10% Holder shall not be exercisable more than five years from the date of grant.

        (c) Exercise of Options.

        (i) Subject to the provisions of the Stock Incentive Plan, an Option granted to an employee under the Stock Incentive Plan shall become fully exercisable at such time or times as the Committee or, if applicable, the CEO Committee, in its sole discretion shall determine at the time of the granting of the Option or thereafter, except that in no event shall any such Option be exercisable later than 10 years after its grant in the case of Options granted prior to May 28, 2003, or more than seven years from the date of grant in the case of Options granted from and after May 28, 2003.

        (ii) An Option may be exercised as to any or all full shares of Common Stock as to which the Option is then exercisable.

        (iii) The purchase price of the shares of Common Stock as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided, that the purchase price may be paid (i) in whole or in part, by surrender or delivery to the Company of previously-owned securities of the Company already beneficially owned by the Optionee for at least six months and having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid, or (ii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise. Fair market value shall be determined as provided in Paragraph 5 for the determination of such value on the date of the grant. In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements.

        (iv) Except as provided in Paragraphs 9 and 10, no Option may be exercised unless the original grantee thereof is then an Eligible Individual.

        (v) The Option holder shall have the rights of a stockholder with respect to shares of Common Stock covered by an Option only upon becoming the holder of record of such shares of Common Stock.

        (vi) Notwithstanding any other provision of this Stock Incentive Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an Option prior to the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed.

        6. Awards and Exercise of Rights.

        (a) A Right may be awarded by the Committee, or, if applicable, the CEO Committee, in association with any Option either at the time such Option is granted or at any time prior to the exercise, termination or expiration of such Option. Each such Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent such Option is exercisable, and the Right Value, as hereinafter defined, is a positive amount.

        (b) A Right shall entitle the holder to surrender to the Company unexercised the related Option (or any portion or portions thereof which the holder from time to time shall determine to surrender for this purpose) and to receive in exchange therefor, subject to the provisions of the Stock Incentive Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the "Right Value" of one share of Common Stock, as hereinafter defined, and (B) the number of shares of Common Stock called for by the Option, or portion thereof, which is surrendered. For purposes of the Stock Incentive Plan, the Right Value of one share of Common Stock shall be the excess of: (i) the fair market value of one share of Common Stock on the date on which the Right is exercised, over (ii) the purchase price per share of the Common Stock covered by the surrendered Option. The date on which the Committee shall receive notice from the holder of the exercise of a Right shall be considered the date on which the Right is exercised.

        Upon exercise of a Right, a holder shall indicate to the Committee what portion of the payment he desires to receive in cash and what portion in shares of Common Stock of the Company; provided, that the Board of Directors shall have sole discretion to determine in any case or cases that payment will be made in the form of all cash, all shares of Common Stock, or any combination thereof. If the holder is to receive a portion of such payment in shares of Common Stock, the number of shares of Common Stock shall be determined by dividing the amount of such portion by the fair market value of one share of Common Stock on the date on which the Right is exercised. The number of shares of Common Stock which may be received pursuant to the exercise of a Right may not exceed the number of shares of Common Stock covered by the related Option, or portion thereof, which is surrendered. No fractional shares of Common Stock will be issued, but instead cash will be paid for any such fractional share of Common Stock.

        No payment will be required from the holder upon exercise of a Right, except that the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of cash or a certificate representing shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state or local tax requirements, and the Company shall have the right to deduct from any payment any taxes required by law to be withheld by the Company with respect to such payment.

        (c) The fair market value of one share of Common Stock for the date on which a Right is exercised shall be determined as provided in Paragraph 5 for the determination of such value on the date of grant.

        (d) Upon exercise of a Right, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option, or portion thereof, which is surrendered. Shares of Common Stock subject to Options, or portions thereof, which are surrendered in connection with the exercise of Rights shall not be available for subsequent Option or Restricted Stock grants under the Stock Incentive Plan.

        (e) Whether payments upon exercise of Rights are made in cash, shares of Common Stock or a combination thereof, the Committee shall have the sole discretion as to the timing of the payments, including whether payment shall be made in a lump sum or installments, but payments may not be deferred beyond the first business day of the twenty-fifth calendar month next following the month of exercise of a Right. Deferred payments may bear interest at a rate determined by the Committee, provided that such rate of interest shall not be less than the lowest rate which avoids imputation of interest at a higher rate under the Code. The Board of Directors may make such further provisions and adopt such rules and regulations as it shall deem appropriate, not inconsistent with the Stock Incentive Plan, related to the timing of the exercise of a Right and the determination of the form and timing of payment to the holder upon such exercise.

        7. Awards of Restricted Stock. The Committee, or, if applicable, the CEO Committee, may authorize the issuance or transfer of shares of Restricted Stock to Eligible Individuals either alone or in addition to other Awards under the Stock Incentive Plan. The terms and conditions of the vesting of an Award of Restricted Stock shall be set forth in the Agreement with the recipient thereof, except that Awards of Restricted Stock that will fully vest in fewer than three years from the date of grant may not exceed 5% of the total number of shares of Common Stock reserved for issuance under the Stock Incentive Plan. The Committee, or, if applicable, the CEO Committee, may condition the grant of Restricted Stock upon the attainment of specified performance goals pursuant to Paragraph 12 hereof or such other factors as the Committee, or, if applicable, the CEO Committee, may determine, in its sole discretion. Awards of Restricted Stock shall also be subject to the following provisions:

        (a) The Restricted Stock may be issued at a purchase price less than the fair market value thereof or for no consideration, as determined by the Committee, or, if applicable, the CEO Committee.

        (b) Restricted Stock may be subject to: (i) restrictions on the sale or other disposition thereof, (ii) rights of repurchase or first refusal, and (iii) such other restrictions, conditions and terms as the Committee, or, if applicable, the CEO Committee, deems appropriate.

        (c) Each Award of Restricted Stock will constitute an immediate transfer of ownership of such shares, entitling the recipient to dividend, voting and other ownership rights. The holder of Restricted Stock shall not be required to return any dividends received thereon to the Company in the event of the forfeiture of such shares.

        (d) The Committee shall determine whether shares of Restricted Stock are to be held in escrow by the Company or by an escrow agent appointed by the Committee, or if such shares are to be delivered to the recipient of the Award with an appropriate legend referring to the terms, conditions and restrictions applicable to the Award, in substantially the following form:

"The sale, transfer, alienation, attachment, assignment, pledge or encumbrance of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Jones Apparel Group, Inc. 1999 Stock Incentive Plan and an Agreement entered into by the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the offices of the Company. Any attempt to dispose of these shares in contravention of the applicable restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect."

If and when all restrictions on such shares have lapsed without a prior forfeiture of the shares, such legend shall be removed from the certificate representing the shares.

        8. Nontransferability of Awards. No Award granted under the Stock Incentive Plan shall be transferable, other than by will or by the laws of descent and distribution, except that all or any portion of an Option (other than Options which are ISOs) may be transferred to or for the benefit of (by trust) the spouse or lineal descendants of a holder of such Option, subject to such restrictions on transfer which may be imposed by federal and state securities laws, and if prior thereto the transferee agrees to be bound by the terms of the Stock Incentive Plan and the Options, as the case may be ("Permitted Transferee"). Options which are ISOs may be exercised, during the lifetime of the holder, only by the holder, or by his guardian or legal representative.

        9. Termination of Relationship to the Company.

        (a) In the event that any original grantee of an Option or Right shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Paragraph 10, such Award may (subject to the provisions of the Stock Incentive Plan) be exercised (to the extent that the original grantee was entitled to exercise such Option or Right at the termination of his employment or service as a director, officer, consultant, adviser, agent or independent representative, as the case may be) at any time within three months after such termination (or for such other period following termination as the grantee and the Company may have agreed to in writing), but not more than 10 years (five years in the case of a 10% Holder) after the date on which such Award was granted or the expiration of the Award, if earlier. Notwithstanding the foregoing, except as provided in Paragraph 10, if the position of an original grantee shall be terminated by the Company or any subsidiary thereof for cause or if the original grantee terminates his employment or position voluntarily and without the written consent of the Company or any subsidiary corporation thereof, as the case may be, the Options or Rights granted to such person, whether held by such person or by a Permitted Transferee shall, to the extent not theretofore exercised, forthwith terminate immediately upon such termination. Subject to such exceptions as may be determined by the Committee, in the event any original Restricted Stock grantee shall cease to be an Eligible Individual of the Company (or any subsidiary corporation thereof), except as set forth in Paragraph 10, all shares of Restricted Stock remaining subject to applicable restrictions shall be forfeited by the recipient and be immediately transferred to, and reacquired by, the Company at no cost to the Company.

        (b) Other than as provided in Paragraph 10(a), Awards granted under the Stock Incentive Plan shall not be affected by any change of duties or position so long as the holder remains an Eligible Individual.

        (c) Any Agreement may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates or the date other positions or relationships terminate for purposes of the Stock Incentive Plan and the effect of leaves of absence, which provisions may vary from one another.

        (d) Nothing in the Stock Incentive Plan or in any Award pursuant to the Stock Incentive Plan shall confer upon any Eligible Individual or other person any right to continue in the employ of the Company or any subsidiary corporation thereof (or the right to be retained by, or have any continued relationship with, the Company or any subsidiary corporation thereof), or affect the right of the Company or any such subsidiary corporation thereof, as the case may be, to terminate his employment, retention or relationship at any time. The grant of any Award pursuant to the Stock Incentive Plan shall be entirely in the discretion of the Committee, or, if applicable, the CEO Committee, and nothing in the Stock Incentive Plan shall be construed to confer on any Eligible Individual any right to receive any Award under the Stock Incentive Plan.

        10. Death, Disability or Retirement.

        (a) If a person to whom an Award has been granted under the Stock Incentive Plan shall (i) die (and the conditions in sub-paragraph (b) below are met), or (ii) become permanently and totally disabled or enter retirement (as such terms are defined below) while serving as an Eligible Individual, then the following provisions shall apply: (A) in the case of an Option or Stock Appreciation Right, the Award shall become immediately fully exercisable and the period for exercise provided in Paragraph 9 shall be extended to (i) one year after the date of death of the original grantee, or (ii) in the case of the permanent and total disability of the original grantee, to one year after the date of permanent and total disability of the original grantee, or (iii) three years in the case of a retirement (as defined below), but, in any case, not more than 10 years (five years in the case of a 10% Holder) after the date such Award was granted, or the expiration of the Award, if earlier, as shall be prescribed in the original grantee's Award Agreement, and (B) in the case of Restricted Stock, the period of restrictions applicable to all unvested shares shall terminate on the date of termination of employment by reason of retirement, disability or death. An Award may be exercised as set forth herein in the event of the original grantee's death, by a Permitted Transferee or the person or persons to whom the holder's rights under the Award pass by will or applicable law, or if no such person has the right, by his executors or administrators; or in the event of the original grantee's permanent and total disability, by the holder or his guardian.

        (b) In the case of death of a person to whom an Award was originally granted, the provisions of subparagraph (a) apply if such person dies (i) while in the employ of the Company or a subsidiary corporation thereof or while serving as an Eligible Individual of the Company or a subsidiary corporation thereof or (ii) within three months after the termination of such position other than termination for cause, or voluntarily on the original grantee's part and without the consent of the Company or a subsidiary corporation thereof, or (iii) within three years following his retirement.

        (c) The term "permanent and total disability" as used above shall have the meaning set forth in Section 22(e)(3) of the Code.

        (d) The term "retirement" as used above shall mean voluntary termination of employment with the Company or a subsidiary corporation thereof by the Eligible Individual after attaining age 55 with at least 10 years of service with the approval of the Company or, if the individual has not attained age 55 and/or has less than 10 years of service, the Company determines that circumstances exist that warrant the granting of retirement status.

        11. Adjustments upon Changes in Capitalization. Notwithstanding any other provision of the Stock Incentive Plan, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like, the Committee may appropriately adjust the aggregate number and class of shares of Common Stock as to which Awards may be granted under the Stock Incentive Plan, the maximum number and class of shares that may be awarded to any Eligible Individual, the number and class of shares subject to outstanding Awards, and the Option or Restricted Stock price per share. In the event of (i) the dissolution or liquidation of the Company, or (ii) the disposition by the Company of substantially all of the assets or stock of a subsidiary of which the original grantee is then an employee, officer or director, consultant, adviser, agent or independent representative or if (iii) a "change in control" (as hereinafter defined) of the Company has occurred or is about to occur, then, if the Committee shall so determine: (A) with respect to Options, each Option under the Stock Incentive Plan, if such event shall occur with respect to the Company, or each Option granted to an employee, officer, director, consultant, adviser, agent or independent representative of a subsidiary respecting which such event shall occur, shall (x) become immediately and fully exercisable or (y) terminate simultaneously with the happening of such event, and the Company shall pay the Optionee in lieu thereof an amount equal to (a) the excess of the fair market value over the exercise price of one share on the date on which such event occurs, multiplied by (b) the number of shares subject to the Option, without regard to whether the Option is then otherwise exercisable, and (B) with respect to Restricted Stock, any Restricted Stock not forfeited prior to the change in control shall become immediately and fully vested, and the Committee shall have sole discretion to waive automatic forfeitures, if any, arising from the change in control.

        12. Performance-Based Awards. Certain Awards of Restricted Stock granted under the Stock Incentive Plan may be granted, in the sole discretion of the Committee, in a manner constituting "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Such Awards (the "Performance-Based Awards") shall be based upon one or more of the following factors: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, sales, cash flow, market share, relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance-based goals applicable to a given fiscal period no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to any recipient for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

        13. Effectiveness of the Stock Incentive Plan. Awards may be granted under the Stock Incentive Plan, subject to its authorization and adoption by stockholders of the Company, at any time or from time to time after its adoption by the Committee, but the amendment and restatement of the Stock Incentive Plan shall not be effective unless it shall have been authorized and adopted by a majority of the votes properly cast thereon at a meeting of stockholders of the Company duly called and held after the date of adoption of the amended and restated Stock Incentive Plan by the Board of Directors. If so adopted, the amended and restated Stock Incentive Plan shall become effective as of the date of its adoption by the Board of Directors. The exercise of Options shall also be expressly subject to the condition that at the time of exercise a registration statement under the Securities Act of 1933, as amended (the "Act") shall be effective, or other provisions satisfactory to the Committee shall have been made to ensure that such exercise will not result in a violation of such Act, and such other qualification under any state or Federal law, rule or regulation as the Company shall determine to be necessary or advisable shall have been effected. If the shares of Common Stock issuable upon exercise of an Option or if shares of Restricted Stock are not registered under such Act, and if the Committee shall deem it advisable, the recipient may be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Stock Incentive Plan will not be sold except pursuant to an effective registration statement under such Act or an exemption from the registration provisions of the Act and (ii) that such recipient will be acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof and (iii) that the holder accepts such restrictions on transfer of such shares, including, without limitation, the affixing to any certificate representing such shares of an appropriate legend restricting transfer as the Company may reasonably impose.

        14. Termination and Amendment of the Stock Incentive Plan. The Board of Directors of the Company may amend, modify or terminate the Stock Incentive Plan at any time prior to the termination of the Stock Incentive Plan, except that no amendment may be made without shareholder approval (i) if the Board of Directors determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Board of Directors determines that it is desirable to qualify or comply, or (ii) if such amendment grants the Committee the authority, except as provided for in Section 11, to (a) reduce the exercise price of any outstanding Option, (b) offer to grant any new Option in exchange for the cancellation of an outstanding Option with a higher exercise price, (c) increase the maximum number of shares of Common Stock reserved for issuance under the Stock Incentive Plan, (d) alter the classes of persons constituting Eligible Individuals or (e) grant Awards of Restricted Stock that will fully vest in fewer than three years from the date of grant in excess of 5% of the total number of shares of Common

Stock reserved for issuance under the Stock Incentive Plan. No suspension, termination, modification or amendment of the Stock Incentive Plan may, without the express written consent of the Eligible Individual (or his Permitted Transferee) to whom an Award shall theretofore have been granted, adversely affect the rights of such Eligible Individual (or his Permitted Transferee) under such Award.

        15. Financing for Investment in Stock of the Company. The Board of Directors may cause the Company or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks which loans may be secured in whole or in part by assets of the Company or any subsidiary, to any Eligible Individual under the Stock Incentive Plan who shall have been so employed or so served for a period of at least six months at the end of the fiscal year ended immediately prior to arranging such financing; but the Board of Directors may, in any specific case, authorize financing for an Eligible Individual who shall not have served for such a period. Such financing shall be for the purpose of providing funds for the purchase by the Eligible Individual of shares of Common Stock pursuant to the exercise of an Option or an Award of Restricted Stock and/or for payment of taxes incurred in connection with such exercise or Award, and/or for the purpose of otherwise purchasing or carrying a stock investment in the Company. The maximum amount of liability incurred by the Company and its subsidiaries in connection with all such financing outstanding shall be determined from time to time in the discretion of the Board of Directors. Each loan shall bear interest at a rate not less than that provided by the Code and other applicable law, rules, and regulations in order to avoid the imputation of interest at a higher rate. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board of Directors that such financing may reasonably be expected to benefit the Company, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and By-Laws of the Company or such subsidiary, and applicable laws. If any such financing is authorized by the Board of Directors, such financing shall be administered by the Board of Directors.

        16. Severability. In the event that any one or more provisions of the Stock Incentive Plan or any Agreement, or any action taken pursuant to the Stock Incentive Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Stock Incentive Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Stock Incentive Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

        17. Applicable Law. The Stock Incentive Plan shall be governed and interpreted, construed and applied in accordance with the laws of the State of Pennsylvania.

        18. Withholding. A holder shall, upon notification of the amount due and prior to or concurrently with delivery to such holder of a certificate representing such shares of Common Stock, pay promptly any amount necessary to satisfy applicable Federal, state, local or other tax requirements.

        19. Miscellaneous.

            (a) The terms "parent," "subsidiary" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f) of the Code, respectively.

            (b) The term "terminated for cause" shall mean termination by the Company (or a subsidiary thereof) of the employment of or other relationship with, the original grantee by reason of the grantee's (i) willful refusal to perform his obligations to the Company (or a subsidiary thereof), (ii) willful misconduct, contrary to the interests of the Company (or a subsidiary thereof), or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute regarding whether a termination for cause has occurred, the Board of Directors may by resolution resolve such dispute, and such resolution shall be final and conclusive on all parties.

            (c) The term "change in control" shall mean an event or series of events that results in (i) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Sections 13(d)(3) of the Exchange Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the then outstanding voting stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (iii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company).

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